Exhibit 10.5


                                                                  EXECUTION COPY
















                       Jefferies High Yield Holdings, LLC
                      A Delaware Limited Liability Company


                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT



                            Dated as of April 2, 2007


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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I      DEFINED TERMS..................................................1

      1.1   Certain Defined Terms.............................................1

      1.2   Other Defined Terms..............................................15

      1.3   Headings.........................................................16

ARTICLE II     ORGANIZATION..................................................16

      2.1   Formation........................................................16

      2.2   Name.............................................................16

      2.3   Term.............................................................16

      2.4   Registered Agent and Office......................................17

      2.5   Principal Place of Business......................................17

      2.6   Qualification in Other Jurisdictions.............................17

      2.7   Purpose..........................................................17

      2.8   Powers of the Company............................................17

      2.9   No State-Law Partnership.........................................19

      2.10  No Investment Company............................................19

ARTICLE III    MANAGEMENT AND OPERATIONS.....................................20

      3.1   Board of Directors...............................................20

      3.2   Composition of the Board.........................................22

      3.3   Procedural Matters Regarding the Board...........................24

      3.4   Officers.........................................................25

      3.5   Insurance........................................................26

      3.6   Compliance with Authority........................................26

      3.7   Services Agreement; Payment of Management Fee....................28

      3.8   Delegation of Certain Matters....................................28

      3.9   Deadlock Resolution..............................................28

      3.10  Expenses.........................................................29

ARTICLE IV     MEMBERSHIP; CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; AND
               ADDITIONAL INTERESTS..........................................29

      4.1   Members..........................................................29

      4.2   No Liability of Members..........................................33


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                                TABLE OF CONTENTS
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      4.3   Capital Contributions............................................33

      4.4   Member Interests are Personal Property...........................37

      4.5   Status of Capital Contributions..................................37

      4.6   Capital Accounts.................................................37

      4.7   Issuance of Additional Interests; Additional Members.............39

      4.8   Additional Payment...............................................40

      4.9   Advances.........................................................40

ARTICLE V      TRANSFERS.....................................................40

      5.1   Restriction on Transfers.........................................40

      5.2   Invalid Transfers Void...........................................41

      5.3   Effect of Transfer; Exclusions...................................41

ARTICLE VI     REDEMPTION; CONVERSION AND  WITHDRAWAL OF CAPITAL BY
               MEMBERS.......................................................42

      6.1   Mandatory Redemption.............................................42

      6.2   Additional Redemption Events.....................................43

      6.3   Early Redemption.................................................43

      6.4   Limitations on Redemptions by Members............................44

      6.5   Distribution Upon Redemption.....................................45

ARTICLE VII    CONFIDENTIALITY...............................................45

ARTICLE VIII   ALLOCATIONS AND DISTRIBUTIONS.................................46

      8.1   Allocations......................................................46

      8.2   Adjustments to Reflect Changes in Member Interests...............48

      8.3   Allocation of Taxable Income and Loss............................49

      8.4   Distributions....................................................49

      8.5   Withholding......................................................51

ARTICLE IX     VALUATION.....................................................52

      9.1   Valuation........................................................52

ARTICLE X      BOOKS AND RECORDS.............................................52

      10.1  Books, Records and Financial Statements..........................52

      10.2  Reports..........................................................52


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                                TABLE OF CONTENTS
                                   (CONTINUED)
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      10.3  Accounting Method................................................53

      10.4  Audit............................................................53

ARTICLE XI     TAX MATTERS...................................................53

      11.1  Tax Matters Member...............................................53

      11.2  Right to Make Section 754 Election...............................54

      11.3  Indemnity of Tax Matters Member..................................54

      11.4  Notices to Tax Matters Member....................................54

ARTICLE XII    LIABILITY AND INDEMNIFICATION.................................54

      12.1  Liability........................................................54

      12.2  Indemnification..................................................55

ARTICLE XIII   DISSOLUTION, LIQUIDATION AND TERMINATION......................56

      13.1  Dissolution Generally............................................56

      13.2  Continuation.....................................................56

      13.3  Events Causing Dissolution.......................................56

      13.4  Events of Bankruptcy of Member...................................57

      13.5  Withdrawal of Members............................................58

      13.6  Notice of Dissolution............................................58

      13.7  Liquidation......................................................58

      13.8  Termination......................................................59

      13.9  Claims of the Members............................................59

ARTICLE XIV    MISCELLANEOUS.................................................60

      14.1  Dispute Resolution...............................................60

      14.2  Notices..........................................................60

      14.3  Entire Agreement.................................................60

      14.4  Governing Law....................................................60

      14.5  Member Defaults; Waiver of Certain Damages.......................60

      14.6  Assigns..........................................................61

      14.7  No Implied Rights or Remedies....................................61

      14.8  Counterparts.....................................................61

      14.9  Construction.....................................................61


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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE


      14.10 Severability.....................................................61

      14.11 Consent to Jurisdiction..........................................61

      14.12 Waiver of Right to Jury Trial....................................62

      14.13 Amendments.......................................................62

      14.14 Side Letters.....................................................62



Schedule A - Members and Percentage Interests

Schedule B - Initial Directors

Schedule C - Initial Officers











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                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                      OF JEFFERIES HIGH YIELD HOLDINGS, LLC

      This Amended and Restated Limited Liability Company Agreement of Jefferies High Yield Holdings, LLC, a Delaware limited liability company (the "Company"), is made as of April 2, 2007 (as amended and in effect from time to time, this "Agreement"), by and among (a) Jefferies Group, Inc., a Delaware corporation ("JGI"), (b) Jefferies & Company, Inc., a Delaware corporation ("Jefco"), (c) Leucadia National Corporation, a New York corporation ("Leucadia"), (d) Jefferies Special Opportunities Partners, LLC, a Delaware limited liability company ("Fund Investor"), and (e) Jefferies Employees Opportunity Fund LLC, a Delaware limited liability company ("JEOF"), as members of the Company (the "Initial Members"), and (f) the Company. Any reference in this Agreement to JGI, Jefco, Leucadia, Fund Investor or JEOF shall include such Member's successors to the extent such successors have become New Members in accordance with the provisions of this Agreement.

      WHEREAS, JGI, Jefco, Leucadia, Fund Investor and JEOF desire to continue a limited liability company pursuant to the Delaware Act for the purpose of continuing the Business;

      WHEREAS, Jefco, Leucadia and Persons affiliated with them (the "JPOF II Members") own all of the outstanding equity interests in Jefferies Partners Opportunity Fund II, LLC, a Delaware limited liability company and a broker-dealer registered with the NASD ("JPOF II");

      WHEREAS, pursuant to Series B Contribution Agreements and Series C Contribution Agreements, the JPOF II Members will contribute all of the outstanding equity interests in JPOF II to the Company in exchange for Series B Interests and Series C Interests, as the case may be;

      WHEREAS, promptly upon contribution of all of the outstanding equity interests in JPOF II to the Company, the Company will, among other things, cause the name of JPOF II to be changed to Jefferies High Yield Trading, LLC ("JHYT");

      WHEREAS, the Company intends to continue the Business through JHYT; and

      WHEREAS, each of JGI, Jefco, Leucadia, Fund Investor and JEOF is executing and delivering concurrently herewith the Related Agreements to which it is party.

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Initial Members and the Company hereby agree to amend and restate in its entirety the Original Agreement as follows:

                                    ARTICLE I
                                    ---------
                                  DEFINED TERMS
                                  -------------

      1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:



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      "Accounting Period" means a three (3) month period commencing on the first day of each Fiscal Quarter, or any period of shorter duration commencing upon the Closing Date or the day following the last day of the preceding Accounting Period and terminating upon the earlier of (a) the last day of the current
Fiscal Quarter or (b) the day preceding the effective date of the admission of any New Member, any other change in the relative Member Interests of the Members, a Transfer by any Member, a Company Sale or any other similar transaction or event, as determined by the Board.

      "Additional Interests" means Member Interests issued in accordance with the provisions of Section 4.7.

      "Adjusted Capital Account" means, with respect to the Capital Account of any Member, the balance, if any, in such Member's Capital Account as of the end of the relevant Accounting Period, after giving effect to all allocations made with respect to such Accounting Period under Section 8.1 and to the following adjustments:

            (a) credit to such Capital Account any amounts that the Member is obligated to restore pursuant to Treasury Regulation ss.1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to Treasury Regulation ss.ss.1.704-2(g)(1) or 1.704-2(i)(5);

            (b) debit to such Capital Account the items described in Treasury Regulation ss.ss.1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
1.704-1(b)(2)(ii)(d)(6) that are attributable to such Capital Account.

      The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation ss.1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

      "Adverse Party" means any Person whose acquisition by Transfer or otherwise of a Member Interest (including any indirect acquisition by obtaining a controlling interest in any Person that directly or indirectly controls a Member) could reasonably be expected to materially and adversely affect the best interests of the Company, as determined in good faith by the Board.

      "AE Credits" means commissions, commission equivalents and credits awarded to salespersons, traders and other employees of the Company, JHYT and/or the Servicer relating to transactions by or on behalf of JHYT with customers assigned to or serviced by such salespersons, traders or other employees.

      "Affiliate" means, when used with reference to a specified Person at the time of evaluation, any Person that directly or indirectly controls or is controlled by or under common control with the specified Person. The term "control" for purposes of this definition of Affiliate means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Affiliated Vehicle" means any limited partnership, limited liability company, business trust or other pooled investment vehicle managed or advised by JGI or any of its controlled Affiliates (other than the Company, JHYT or any other Subsidiary of the Company) and for which the Servicer, sponsor, investment


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adviser or other Person is entitled to receive a management fee and/or a carried interest or profit participation.

      "Aggregate Net Book Income" means, as calculated from time to time, the excess of the aggregate Book Income for the then current and all previous Accounting Periods over the aggregate Book Loss for the then current and all previous Accounting Periods, taking into account adjustments under Section 4.6(b), and excluding any Net Income or Net Loss directly attributable to the Brokerage Assets.

      "Aggregate Net Book Loss" means, as calculated from time to time, the excess of the aggregate Book Loss for the then current and all previous Accounting Periods over the aggregate Book Income for the then current and all previous Accounting Periods, taking into account adjustments under Section 4.6(b), and excluding any Net Income or Net Loss directly attributable to the Brokerage Assets.

      "Applicable Redemption Date" means (a) with respect to the mandatory redemption of the Series B Interests, the Series C Interests, the Series D Interests or the Series E Interests, the date upon which the Series B Term, the Series C Term, the Series D Term or the Series E Term shall expire, as the case may be; (b) with respect to any redemption pursuant to Section 6.2, the date as of which the Company gives effective notice of such redemption under Section
14.2 to the Member or other Person whose Member Interests are to be redeemed thereunder; and (c) with respect to any redemption pursuant to Section 6.3, the date as of which the Company receives effective notice of such redemption under
Section 14.2 from the Member that is exercising its right of redemption thereunder.

      "Assets" means any cash, Securities, investments or any other property or assets, including without limitation short positions with respect to any of the foregoing and intangible assets.

      "Bank Loans" means performing senior debt obligations of corporate issuers, including without limitation term loans and other funded investments, assignments of and participations in such obligations and investments, whether acquired through primary bank syndications, in the secondary market or otherwise.

      "Benefit Plan Investors" means any "benefit plan investor" as defined in Department of Labor Regulation 29 C.F.R. ss. 2510.3-101(f)(2), as modified by
Section 3(42) of ERISA, including without limitation any employee benefit plan subject to ERISA, individual retirement account, Keogh plan and any insurance company general account funds or other pooled vehicle the underlying assets of which are treated as "plan assets" for purposes of ERISA.

      "Book Income" or "Book Loss" means, for an Accounting Period, the net income or net loss, respectively of the Company determined for the Accounting Period in accordance with GAAP, and determined by marking-to-market the Assets to their Market Value at the end of the Accounting Period.

      "Book Property" means property that is properly reflected on the books of the Company at a book value that differs from the adjusted tax basis of such property, within the meaning of Treasury Regulation ss.1.704-1(b)(2)(iv)(g)(1).



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      "Book Value" means the book value of the Company as determined according to GAAP by the Company's auditors in a manner consistent with the methodology set forth in Article IX.

      "Brokerage Assets" means the tangible and intangible assets contributed by Jefco in consideration for the Series A Interest pursuant to the Series A Contribution Agreement, together with any like assets acquired by the Company or JHYT after the issuance of the Series A Interest. For the avoidance of doubt, the Brokerage Assets do not include any cash, Securities or other property contributed by JGI or Jefco in consideration for Series B Interests, or otherwise acquired by the Company or JHYT, or any of the Business Employees.

      "Business" means the business of securities brokerage, including acting as a broker or dealer in Securities, Bank Loans, High Yield Debt and Special Situation Investments on substantially the same basis as conducted prior to the date hereof by the High Yield Division of Jefco and those broker-dealers managed by Jefco that participate in the securities brokerage business of the High Yield Division, and to engage in any activity required thereby or incidental thereto, including making markets and acting as a block positioner of Securities.

      "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

      "Business Employee" means the individuals seconded to JHYT and/or the Company pursuant to the Services Agreement.
      "Business Plan" means the business plan for the Company adopted by the Board no less frequently than once each calendar year and setting forth (a) the budget for the Company for the Fiscal Year covered by such plan and (b) the capital requirements for the Business, and the means proposed for meeting such capital requirements.

      "Capital Account" means, with respect to any Member, the account maintained for such Member in accordance with the provisions of Section 4.6 hereof. A Transferee may acquire an interest in a Capital Account as provided in
Section 4.6(d).

      "Capital Contribution" means, with respect to any Member, the amount of cash plus the fair market value of any other property (net of liabilities that the Company is considered to assume pursuant to Code Section 752 and the Treasury Regulations thereunder) contributed to the Company pursuant to Article IV and any contribution made or deemed to have been made by or in respect of a Member that acquires a Member Interest in any merger, consolidation or similar business transaction pursuant to a written agreement between the Company and any other Person.

      "Cash Equivalents" means investments that are one or more of the following obligations or securities:

            (a)   U.S. Government Securities;

            (b) certificates of deposit of, banker's acceptances issued by or money market accounts in, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking


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authorities, so long as the deposits offered by such depository institution or trust company are rated and have a rating of at least "F-1" if rated by Fitch, "P-1" if rated by Moody's or "A-1" if rated by S&P or, if rated by two or more of the foregoing, so rated by any two of the foregoing (or, in the case of the principal depository institution in a holding company system whose deposits are not so rated, the long-term debt obligations of such holding company are rated and such rating is at least "A+" if rated by Fitch, "Al" if rated by Moody's or "A+" if rated by S&P or any two of the foregoing);

            (c) commercial paper issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to "supervision and examination by federal and/or state banking authorities, or any corporation incorporated under the laws of the United States of America or any state thereof, so long as the commercial paper of such issuer is rated and has at the time of such investment a short-term rating of at least "F-1" if rated by Fitch, "P-l" if rated by Moody's or "A-1" if rated by S&P or, if rated by two or more of the foregoing, so rated by any two of the foregoing on its commercial paper;

            (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, so long as the obligations thereof are rated and have a credit rating of at least "F-1" if rated by Fitch, "P-1" if rated by Moody's or "A-1" if rated by S&P or, if rated by two or more of the foregoing, so rated by any two of the foregoing either at the time of such investment or the making of a contractual commitment providing for such investment;

            (e) interest-bearing deposits in United States dollars in United States or Canadian banks with an unrestricted surplus of at least $250,000,000 maturing within one year; provided, that: (i) in no event shall Cash Equivalents include any obligations that provide for the payment of interest alone or principal alone; (ii) except in the case of U.S. Government Securities, Cash Equivalents shall mature within 183 days of acquisition by the Company; (iii) if any of Fitch, S&P or Moody's changes its rating system, then any ratings included in any subsection of this definition shall be deemed to be an equivalent rating in a successor rating category of Fitch, S&P or Moody's, as the case may be; and (iv) if any of Fitch, S&P or Moody's is not in the business of rating securities, then any ratings included in any subsection of this definition shall be deemed to be an equivalent rating from another rating agency of comparable standing; and

            (f) securities issued by money market funds substantially all the assets of which are comprised of securities of the types described in clauses
(a) through (e) hereof.

      "Certificate" means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

      "Change of Law" means the enactment or adoption of any statute, rule, regulation, interpretation, amendment, order or official investigation or inquiry that has, or could reasonably be expected to have, an effect upon the characterization of the Company, JHYT or any Member Interest that in the reasonable determination of the Board or any Member, as applicable, after


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receipt of written advice of counsel, constitutes a change that is adverse in any material respect from the written advice of counsel to the Company and/or any Member that was relied upon when entering into this Agreement.

      "Clearing Agreement" means the clearing agreement pursuant to which JHYT will introduce accounts to Jefco on a fully disclosed basis.

      "Closing Date" means April 2, 2007.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Commitment" means, with respect to each Member other than the Series A Member, the aggregate amount of cash and other property agreed to be contributed as capital to the Company, as specified in such Member's Contribution Agreement and reflected on Schedule A maintained with the books and records of the Company at the Company's principal office, as such Schedule A may be modified from time to time.

      "Company Sale" means (a) the sale or issuance by the Company after the date of this Agreement in a single transaction or series of related transactions of Member Interests that constitute, following consummation of such sale or issuance, more than fifty percent (50%) of the outstanding Member Interests (measured by Percentage Interests and disregarding for such purpose the Series A Interests) or (b) the sale, in a single transaction or in a series of related transactions, to any Person or group (as defined for purposes of Section 13(d)(3) of the Exchange Act) of (i) all of the outstanding Member Interests or
(ii) all or substantially all of the Company's Assets determined on a consolidated basis, in each case whether accomplished directly or indirectly and whether accomplished by purchase of Member Interests, stock or assets, merger, recapitalization, reorganization or other form of transaction.

      "Competitor" means any Person that holds itself out to the public as being engaged in a business substantially similar to the Business.

      "Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or commitment (whether written or oral).

      "Contribution Agreements" means the Series A Contribution Agreement, the Series B Contribution Agreement, the Series C Contribution Agreement, the Series D Contribution Agreement and the Series E Contribution Agreement.

      "Covered Person" means each Director, Officer, Member and employee of the Company.

      "Credit Agreement" means a loan agreement secured by the assets of JHYT that permits JHYT to borrow up to an amount equal to the Total Commitments.

      "Default" with respect to any Member shall mean the failure of such Member to contribute, within ten (10) Business Days of the date required, all or any portion of a Capital Contribution that such Member is required to make as provided in this Agreement.


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      "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. C.
ss. 18-101, et seq., as amended and in effect from time to time, and any successor statute.

      "Director" means a member of the Board.

      "Distribution" shall mean cash or property (net of liabilities that the Member is considered to assume pursuant to Code Section 752 and the Treasury Regulations thereunder) distributed to a Member or an assignee or Transferee of a Member in respect of such Member's Member Interest in the Company.

      "Encumbrances" means all liabilities, obligations, pledges, security interests, security agreements, options, rights of first refusal, rights of first offer, options to purchase, liens, mortgages, deeds of trust, leases, subleases, easements, encroachments, claims, encumbrances or charges.

      "Exchange" means any national securities exchange, including NASDAQ, registered under the Exchange Act or any other United States or foreign exchange, alternative trading system or quotation system providing regularly published securities prices.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Fee Offset Amount" means each amount determined on a case-by-case basis by the Board of Directors with respect to any arrangements in which the Company or JHYT invests in an Affiliated Vehicle.

      "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

      "Fiscal Year" for financial reporting and tax purposes means the calendar year, except that the Company's first fiscal year shall commence on the Closing Date and shall end on December 31, 2007 and, upon dissolution of the Company, the Company's last Fiscal Year shall be from the end of the last fiscal year immediately preceding the date of such dissolution to the last date on which the winding up of the Company is completed.

      "Fitch" means Fitch IBCA, Inc. and its successors.

      "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

      "High Yield Debt" means performing and non-performing debt securities having below-investment-grade ratings, including without limitation secured, unsecured, senior or subordinated debt, with or without equity components, and convertible securities, any of which may be issued in connection with leveraged transactions such as management buyouts, acquisitions, refinancings, recapitalizations and later-stage growth capital financings

      "Indebtedness" means as to any Person: (a) all obligations, whether or not contingent, of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of


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such Person evidenced by notes, bonds, debentures or similar instruments, (c)
all obligations of such Person representing the balance of deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Encumbrance on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) all Indebtedness of any other Person referred to in clauses (a) through (g) above, guaranteed, directly or indirectly, by that Person.

      "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

      "Law" means any domestic or foreign federal or state statute, law, ordinance, rule, administrative code, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, ordinance, decision, guideline or other requirement (including those of the SEC and any Self-Regulatory Organization).

      "LUK Change of Control" means (a) a Competitor or Adverse Party shall have acquired at least twenty percent (20%) of the voting securities of Leucadia then outstanding and (b) either (i) such Competitor or Adverse Party shall have acquired a Percentage Stock Ownership (as defined in Article IV of Leucadia's Certificate of Incorporation (as in effect on the date hereof)) in excess of the Percentage Stock Ownership then held by Ian M. Cumming ("Cumming"), Joseph S. Steinberg ("Steinberg") and their respective Affiliates, in the aggregate, or
(ii) neither Cumming nor Steinberg is the Chief Executive Officer or President of Leucadia.

      "Management Fee" means the fee payable to the Servicer in consideration for the Servicer's services under the Services Agreement, in each case as set forth therein. The Management Fee shall accrue at a per annum rate of 1.5 percent of the Market Value of JHYT's Assets.

      "Managing Members" means JGI, for so long as it and its controlled Affiliates hold Series B Interests, and Leucadia, for so long as it and its controlled Affiliates hold Series C Interests; provided that in the event of a Conversion, JGI shall be the sole Managing Member.

      "Market Value" means, (a) with respect to any Security (other than a Cash Equivalent or an Unquoted Security) at any date, the product of (i) the Market Value Price for each unit of such Security on such date (and, with respect to any Securities which have an amortizing principal amount, the then-current factor related thereto, if applicable) times (ii) the number of units of such Security held by the Company or JHYT, (b) with respect to cash, the amount thereof, (c) with respect to any Cash Equivalent, (i) if interest-bearing, the face amount thereof and (ii) if issued at a discount, the face amount thereof


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less any unamortized discount, and (d) with respect to any Unquoted Security at any date, the value thereof most recently determined in good faith by the Board. For purposes of this definition, (A) accrued interest on any interest-bearing Security (unless it is quoted "flat") will be included in the determination of Market Value by the party making such determination and (B) the Market Value of all non-dollar-denominated Securities will be converted into dollars (at the spot exchange rate at the close of business of the relevant calculation date).

      "Market Value Price" means, with respect to any Security (other than a Cash Equivalent or an Unquoted Security) as of any date, (a) in the case of long positions, the average bid price and in the case of short positions, the average ask price for each unit of such Security obtained by the Board as of the most recent weekly valuation quoted by at least two independent third party broker-dealers or (b) the price for each unit of such Security obtained by the Board as of the most recent weekly valuation quoted by a Pricing Service or (c) the closing price obtained by the Board as of the most recent weekly valuation for each unit of such Security on an Exchange or, in the event closing prices are not available on such Exchange, the closing bid price in the case of long positions, and the closing ask price in the case of short positions.

      "Member" means any Person who becomes a party hereto as a Member in accordance with the terms hereof, each in his or its capacity as a member of the Company.

      "Member Interest" means a Member's membership interest in the Company and the rights expressly provided in this Agreement or required by the Delaware Act. The Percentage Interest and type of Member Interests assigned to each Member shall be listed opposite such Member's name on Schedule A.

      "Moody's" means Moody's Investors Service, Inc., and its successors.

      "NASD" means the National Association of Securities Dealers, Inc.

      "NASDAQ" means The NASDAQ Stock Market, Inc.

      "Net Asset Value" means the Market Value of the Assets held by the Company less the liabilities of the Company, calculated in accordance with GAAP, determined according to Article IX.

      "Net Income" or "Net Loss" means, except as specified below, the income or loss of the Company for "book" or "capital account" purposes under Treasury Regulation ss.1.704-1(b)(2) (iv). In particular, but without limitation, for each Accounting Period, "Net Income" or "Net Loss" shall mean the Company's taxable income or loss for such Accounting Period, determined in accordance with Code Section 703(a) (it being understood that for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in such taxable income or loss), with the following modifications:

            (a) income, gain or loss from, and cost recovery, amortization or depreciation deductions with respect to, any Book Property shall be computed by reference to the value of such Book Property as set forth in the books of the Company, all in accordance with the principles of Treasury Regulation ss.1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such Book Property differs from such value;

            (b) any income of the Company that is exempt from federal income tax, and that is not otherwise taken into account in computing Net Income or Net Loss, shall be treated as an item of income in computing such Net Income or Net Loss;

            (c)   any expenditures of the Company that are described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation ss.1.704-1(b)(2)(iv)(i), and that are not otherwise taken into account in computing Net Income or Net Loss, shall be treated as items of expense in computing such Net Income or Net Loss;

            (d) in the event that the value of any Company property is adjusted pursuant to Section 4.6(b) or Section 4.6(f) of this Agreement, the amount of such adjustment shall be taken into account as gain or loss (as the case may be) from the disposition of such property for purposes of computing Net Income and Net Loss;

            (e) to the extent (and only to the extent) that an adjustment made to the adjusted tax basis of any Company Asset pursuant to Code Section 732, Code Section 734 or Code Section 743 is required to be taken into account in determining Capital Accounts pursuant to Treasury Regulation ss.1.704-1(b)(2)(iv)(m), the amount of such adjustment shall be treated as an item of gain or loss (as the case may be) for purposes of computing Net Income or Net Loss; and

            (f) all items of Company gross income, gain, loss, deduction or expense for any Accounting Period that are specially allocated pursuant to
Section 8.1(b) shall be disregarded in computing Net Income or Net Loss for the Accounting Period (but the amount of such items available for allocation under Section 8.1(b) shall be determined by applying rules analogous to the modifications set forth in clauses (a) through (e) above).

      "New Member" means any Member admitted to the Company pursuant to the terms of this Agreement other than the parties to the Contribution Agreements.

      "Non-Defaulting Member" means, in the event of any Default, any Member not in Default.

      "Percentage Interest" means the interest of each Series B Member, Series C Member, Series D Member and Series E Member in the profits and losses of the Company, based upon the respective Capital Contributions of such Members and expressed as a percentage, as set forth on Schedule A, all of which taken together shall equal one hundred percent (100%). Changes in the Percentage Interests of the Series B Members, Series C Members, Series D Members and Series E Member shall be recorded on Schedule A hereto.

      "Person" means any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

      "Presumed Tax Rate" means 45%.

      "Previously Undistributed Book Income" means, as calculated from time to time, the excess, if any, of (i) Aggregate Net Book Income over (ii) the aggregate amount of Distributions pursuant to Section 8.4(b) and 8.4(c) for the then current and all previous Accounting Periods.

      "Pricing Service" means any of Reuters, Merrill Lynch, IDC or Moody's.

      "Prime Rate" means the prime commercial lending rate as quoted by the Wall Street Journal.

      "Related Agreements" means, collectively, the Certificate of Formation of the Company, this Agreement, the Contribution Agreements, the Clearing Agreement, the Services Agreement and the Trademark License Agreement.

      "Restricted Securities" means (i) the Member Interests and (ii) any securities issued with respect to, or in exchange for, the securities referred to in clause (i) above in connection with a conversion, combination, recapitalization, reclassification, reorganization, merger, consolidation or other reorganization.

      "Revaluation Event" means (i) the last business day of each Accounting Period; (ii) a contribution of more than a de minimis amount of money or property to the Company by any new or existing Member; (iii) the distribution by the Company of more than a de minimis amount of money or property to a retiring or continuing Member; and (iv) the liquidation of the Company, within the meaning of Treasury Regulation ss.1.704-1(b)(2)(ii)(g) or pursuant to Article XIII; provided, however, that in connection with an event described in clause
(ii) or (iii) above a "Revaluation Event" shall occur only if, as a result of such event, there is a change in the proportionate interests of the Members.

      "S&P" means Standard & Poor's Ratings Services, and its successors.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities" means capital stock, preorganization certificates and subscriptions, warrants, derivatives, swaps, trust receipts, bonds, notes, convertible debt, bank loans and any other evidences of indebtedness (in each case, whether senior or subordinated or secured or unsecured), and other restricted or marketable, equity, debt or equity- or debt-related instruments, obligations, or interests including any combination of the foregoing and including direct or indirect interests or participations therein or other similar instruments, obligations or interests (including, without limitation, shares of beneficial interest, warrants, derivatives, swaps, rights or options (including puts and calls) to purchase equity, debt or equity- or debt-related instruments, obligations or interests, limited and general partnership interests, limited liability company interests, trade credit or other obligations or debt-related instruments, obligations or interests issued in connection with financing financially troubled companies, including in connection with reorganizations or similar situations) and to the extent not included in the foregoing, any right, claim, instrument or investment contract that is within the definition of "security" in either the Securities Act or the Exchange Act.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Self-Regulatory Organization" means the NASD, each national securities exchange in the United States and each other board or body, whether United States or foreign, that is charged with the supervision or regulation of brokers, dealers, commodity pool operators, commodity trading advisors, futures commission merchants, securities underwriting or trading, stock exchanges, commodities exchanges, investment companies or investment advisers, or to the jurisdiction of which the Company is subject.

      "Series A Contribution Agreement" means the Contribution Agreement, dated as of the Closing Date, by and between the Company and Jefco and in substantially the form attached hereto as Exhibit A.

      "Series A Interest" shall mean, with respect to any holder of Series A Interests, the rights of such Member under this Agreement and applicable Law, including the right to a share of Net Income and Net Loss, to Distributions and to the Brokerage Assets upon redemption of the Series A Interests or liquidation of the Company, all in accordance with this Agreement.

      "Series A Members" means those Persons listed in Schedule A (as in effect on the date hereof) as holder of a Series A Interest, and shall also include any New Member admitted to the Company as a Series A Member after the date hereof in accordance with this Agreement. The initial Series A Member is Jefco. In the event there is more than one Series A Member, the percentage of the Series A Interests owned by each Series A Member shall be recorded by the Company in its books and records.

      "Series B Contribution Agreement" means a Contribution Agreement, dated as of the Closing Date, by and between the Company, Jefco, JGI or one or more of their respective Affiliates and in substantially the form attached hereto as Exhibit B.

      "Series B Interest" means, with respect to any holder of Series B Interests, the rights of such Member under this Agreement and applicable Law, including the rights to vote, to a share of Net Income and Net Loss, to Distributions and to a share of the Assets upon liquidation, all in accordance with this Agreement.

      "Series B Members" means those Persons listed on Schedule A (as in effect on the date hereof) as holders of a Series B Interest, and shall also include any New Member admitted to the Company as a Series B Member after the date hereof in accordance with this Agreement. The initial Series B Members are JGI and Jefco.

      "Series C Contribution Agreement" means the Contribution Agreement, dated as of the Closing Date, by and between the Company and Leucadia and in substantially the form attached hereto as Exhibit C.

      "Series C Interest" means, with respect to any holder of Series C Interests, the rights of such Member under this Agreement and applicable Law, including the rights to vote, to a share of Net Income and Net Loss, to Distributions and to a share of the Assets upon liquidation, all in accordance with this Agreement.

      "Series C Members" means those Persons listed on Schedule A (as in effect on the date hereof) as holders of a Series C Interest, and shall also include any New Member admitted to the Company as a Series C Member after the date hereof in accordance with this Agreement. The initial Series C Member is Leucadia.

      "Series D Contribution Agreement" means the Contribution Agreement, dated as of the Closing Date, by and between the Company and Fund Investor and substantially in the form attached hereto as Exhibit D.

      "Series D Interest" means, with respect to any holder of Series D Interests, the rights of such Member under this Agreement and applicable Law, including the rights to a share of Net Income and Net Loss, to Distributions and to a share of the Assets upon liquidation, all in accordance with this Agreement, it being acknowledged and agreed that the Series D Interests shall have no voting or consent rights hereunder or under the Delaware Act, except as herein expressly provided.

      "Series D Members" means those Persons listed on Schedule A (as in effect on the date hereof) as holders of a Series D Interest, and shall also include any New Member admitted to the Company as a Series D Member after the date hereof in accordance with this Agreement. The initial Series D Member is Fund Investor.

      "Series E Contribution Agreement" means the Contribution Agreement, dated as of the Closing Date, by and between the Company and JEOF and substantially in the form attached hereto as Exhibit E.

      "Series E Interest" means, with respect to any holder of Series E Interests, the rights of such Member under this Agreement and applicable Law, including the rights to a share of Net Income and Net Loss, to Distributions and to a share of the Assets upon liquidation, all in accordance with this Agreement, it being acknowledged and agreed that the Series E Interests shall have no voting or consent rights hereunder or under the Delaware Act, except as herein expressly provided.

      "Series E Members" means those Persons listed on Schedule A (as in effect on the date hereof) as holders of a Series E Interest, and shall also include any New Member admitted to the Company as a Series E Member after the date hereof in accordance with this Agreement. The initial Series E Member is JEOF.

      "Servicer" means Jefco or an affiliate of Jefco, in its capacity as Servicer pursuant to the terms of the Services Agreement, and any permitted successor thereto.

      "Services Agreement" means the Services Agreement, dated as of the Closing Date, by and among JHYT, the Company and the Servicer and in substantially the form attached hereto as Exhibit D.

      "Special Situation Financing" means distressed debt, including without limitation performing or non-performing bank debt, high-yield bonds, trade claims and other obligations, post-reorganization equities, common and preferred stock of highly leveraged companies and interests in the equity component of other forms of business organization (such as real estate investment trusts, limited partnerships and limited liability companies).

      "Subsidiary" means any corporation, association, trust, or other business entity, of which the designated parent shall at any time own or control directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of capital stock (or other shares of beneficial interest) entitled ordinarily to vote for the election of such business entity's directors (or in the case of a business entity that is not a corporation, for those Persons exercising functions similar to directors of a corporation).

      "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, sales, use, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

      "Total Commitments" means, as of the date of determination, the aggregate Commitments of the Members.

      "Trademark License Agreement" means the Trademark License Agreement to be entered into as of the date hereof, between Jefco, the Company and JHYT.

      "Transfer" or "Transferred" means, with respect to any Member Interest, a sale, transfer, exchange, assignment, gift, pledge, hypothecation or other disposition or Encumbrance of any nature, voluntarily or involuntarily or by operation of law of or on such Member Interest (including any Transfer as a result of a merger or consolidation involving a Member, a sale of all or substantially all of a Member's assets or any indirect acquisition by obtaining a controlling interest in any Person that directly or indirectly controls a Member).

      "Transferee" means, with respect to any Member Interest, the Person to whom such Member Interest has been Transferred in accordance with the terms of this Agreement or, if the context so requires, to whom the Transferor of such Member Interest desires to Transfer such Member Interest.

      "Transferor" means, with respect to any Member Interest, the Member or Person who has Transferred such Member Interest, or if the context so requires, who desires to Transfer such Member Interest.

      "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      "Unfunded Commitment" means with respect to any Member as of any date, the excess, if any, of (a) the amount of such Member's Commitment, over (b) such Member's aggregate Capital Contributions previously made.

      "Unquoted Security" means any Security which is not (a) priced by a Pricing Service, (b) quoted by two independent, third party dealers or (c) traded on an Exchange.

      "U.S. Government Securities" means Securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America.

      1.2 Other Defined Terms. The following terms have the meanings given such terms in the Sections set forth below:

Term                                 Section
----                                 -------
Acting Member                        Section 4.3(d)
Agreement                            Caption
Alternate                            Section 3.2(a)
Annual Distribution                  Section 8.4(b)
Board                                Section 3.1(a)
Capital Account                      Section 4.6(a)
CEO                                  Section 3.4(a)
CFO                                  Section 3.4(b)
Chairman                             Section 3.2(b)
Company                              Caption
Conversion                           Section 6.3(d)
Defaulted Portion                    Section 4.3(d)(i)
Disclosing Party                     Section 7.1
Disputed Matter                      Section 3.9
Dispute Notice                       Section 3.9
Fund Investor                        Caption
Initial Members                      Caption
Jefco                                Caption
JEOF                                 Caption
JGI                                  Caption
JHYT                                 Recitals
JPOF II                              Recitals
JPOF II Members                      Recitals
Lending Member                       Section 4.3(d)(ii)
Leucadia                             Caption
Management Event                     Section 4.1(d)(i)
New Series D Interests               Section 6.3(d)
Non-Contributing Member              Section 4.3(d)
Officer                              Section 3.4(b)
Original Agreement                   Section 2.1(a)
Proprietary Information              Section 7.1
Reduction Notice                     Section 6.3(d)
Related Party                        Section 7.1
Rules                                Section 4.1
Series B Term                        Section 6.1(a)

Series C Term                        Section 6.1(b)
Series D Term                        Section 6.1(c)
Series E Term                        Section 6.1(d)
Tax Distribution                     Section 8.4(c)
Tax Matters Member                   Section 11.1(a)
Technical Withdrawal                 Section 13.4(a)
Unredeemed Amount                    Section 6.3(d)

      1.3 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                   ARTICLE II
                                   ----------
                                  ORGANIZATION
                                  ------------

      2.1   Formation.

            (a) The Company has been formed as a limited liability company pursuant to the Delaware Act by the filing of the Certificate with the Secretary of State of the State of Delaware on March 9, 2007 and the execution of a limited liability company agreement dated as of March 9, 2007 (the "Original Agreement") by JGI as the sole member. Upon the execution of this Agreement by each of the parties set forth on Schedule A, and the execution and delivery to the Company of the Series A Contribution Agreement, the Series B Contribution Agreement, the Series C Contribution Agreement, the Series D Contribution Agreement and the Series E Contribution Agreement by JGI, Jefco, Leucadia, Fund Investor and JEOF, respectively, this Agreement shall amend and restate the Original Agreement in its entirety and the parties set forth on Schedule A shall be Members of the Company.

            (b) The name and mailing address of each Member and, as applicable, each Member's Percentage Interest shall be listed on Schedule A attached hereto. The Board shall cause Schedule A to be updated from time to time as necessary to accurately reflect the information required to be stated therein. Any amendment or revision to Schedule A made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

      2.2 Name. Subject to the rights of Jefco in the name "Jefferies", the name of the limited liability company shall continue to be Jefferies High Yield Holdings, LLC or such other name as may be selected by the Board from time to time with written notice given to the Members of such change. The Company may conduct its Business under any other name approved by the Board upon compliance with applicable law.

      2.3 Term. The term of the Company commenced on the date on which the Certificate was filed with the office of the Secretary of State of the State of Delaware and shall continue in perpetuity, unless sooner dissolved as provided in Article XIII.

      2.4 Registered Agent and Office. The registered office of the Company required by the Delaware Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by applicable Law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person as the Board may designate from time to time in the manner provided by applicable Law.

      2.5 Principal Place of Business. The principal place of business of the Company initially shall be The Metro Center, One Station Place, Three North, Stamford, CT 06902. At any time, the CEO may change the location of the Company's principal place of business, and this provision shall be deemed to have been amended accordingly. The Company may have offices at such other places within or without the State of Delaware as the CEO may from time to time determine or the business of the Company may require.

      2.6 Qualification in Other Jurisdictions. The Company shall be qualified or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business in which such qualification or registration is required. The CEO or any other Officer shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

      2.7 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging, through JHYT or other Subsidiaries of the Company, in the Business as previously conducted by the High Yield Division of Jefco and those broker-dealers managed by Jefco that participate in the securities brokerage business of the High Yield Division, and any other lawful act or activity for which limited liability companies may be formed under the Delaware Act as determined from time to time by the Board.

      2.8   Powers of the Company.

            (a) Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes of the Company set forth herein, including, but not limited to, the power and authority:

                  (i) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country, that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

                  (ii) without limitation to the foregoing clause (i), to conduct through JHYT a securities brokerage business in accordance with the applicable rules and regulations of the Exchange Act and any Self-Regulatory Organization of which JHYT is a member, and any applicable state securities law;

                  (iii) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

                  (iv) to enter into, perform and carry out Contracts of any kind, including, without limitation, Contracts with any Member or any Affiliate thereof, or any agent of the Company, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

                  (v) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of (A) direct or indirect obligations of or shares or other interests in domestic or foreign corporations, associations, general or limited partnerships (including, without limitation, the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including, without limitation, the power to be admitted as a member or appointed as a Servicer thereof and to exercise the rights and perform the duties created thereby), individuals or other Persons or
(B) direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

                  (vi) to lend money for any proper purpose, to invest and reinvest its funds, and to take and hold real and personal property for the payment of funds so loaned or invested;

                  (vii) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

                  (viii) to appoint employees and agents of the Company, and define their duties and fix their compensation;

                  (ix) to indemnify any Person in accordance with the Delaware Act and to obtain any and all types of insurance;

                  (x)   to cease its activities and cancel its Certificate;

                  (xi) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any Contract in respect of any Asset;

                  (xii) to borrow money and issue evidences of Indebtedness and guarantee Indebtedness (whether of any of its Subsidiaries or any other Person), and to secure the same by a mortgage, pledge or other Encumbrance on the Assets, in an aggregate amount not to exceed the Total Commitments;

                  (xiii) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

                  (xiv) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

            (b) The Board may authorize any Person (including, without limitation, any Member) to enter into and perform any document, instrument or agreement on behalf of, and in the name of, the Company. Unless authorized by the Board, no Member, in such capacity, shall have the authority to act for or bind the Company.

            (c) The Company will not permit JHYT or any other Subsidiary to take any action that would not be permitted if such action were proposed to be taken by the Company, unless such action shall have been approved by the Board or the Members in accordance with the provisions of this Agreement and on the same basis as if such action were to be taken by the Company.

            (d) The Company may merge with, or consolidate into, another limited liability company (organized under the laws of Delaware or any other state), a corporation (organized under the laws of Delaware or any other state) or other business entity (as defined in Section 18-209(a) of the Delaware Act) upon approval of such transaction and related transaction documents by the Managing Members (without necessity for the vote or consent of any other Members or the Board).

      2.9 No State-Law Partnership. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, Director or Officer shall be a partner or joint venturer of any other Member, Director or Officer, for any purposes other than federal, and if applicable, state and local tax purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income tax purposes, and each Member and the Company shall file all Tax returns and shall otherwise take all Tax and financial reporting positions in a manner consistent with such treatment. The Members shall not make any election under Treasury Regulation Section 301.7701-3, or any comparable provisions of state or local law, to treat the Company as an entity other than a partnership for federal, state or local income tax purposes.

      2.10 No Investment Company. The Members intend that the Company shall not be an investment company, as such term is defined in the Investment Company Act, and that JYHT should be entitled to rely on the exception from the registration requirements of the Investment Company Act set forth in Section 3(c)(2) thereof and, in this connection, the Company shall obtain, on or prior to the Closing Date, the written opinion of Morgan, Lewis & Bockius LLP in respect of such matters. The Board shall cause JHYT to be operated so as not to be required to register as an investment company, as such term is defined in the Investment Company Act.

                                  ARTICLE III
                                  -----------
                            MANAGEMENT AND OPERATIONS
                            -------------------------

      3.1   Board of Directors.

            (a) The business and affairs of the Company shall be managed by or under the direction of a four-person board of directors (the "Board") (which is composed of the Directors), except as may otherwise be provided in this Agreement. Except as provided in this Agreement, each of the Directors shall possess all rights, powers, duties and obligations of "managers" of a limited liability company as provided under the Delaware Act or otherwise by applicable Law; provided, that all of the actions of the Directors, in their capacity as such, shall be taken as a Board and no Director shall unilaterally take any action in the name of or on behalf of the Company, including without limitation assuming any obligation or responsibility on behalf of the Company, unless such action, and the taking thereof by such Director in his or her capacity as a Director, shall have been expressly authorized by the Board in accordance with Sections 3.3 hereof, or such action is taken by such Director in his or her capacity as an Officer or employee of the Company pursuant to authority delegated directly or indirectly by the Board. Subject to Sections 2.8(c), 3.7 and 3.8, the Board shall have the sole power and authority on behalf and in the name of the Company and/or JHYT to, and the Officers, employees and agents of the Company and JHYT shall have no power or authority to (unless such power or authority is delegated thereto by the Board):

                  (i) establish policies and guidelines for the conduct of the business and affairs of the Company;

                  (ii)  consummate financings for the Company;

                  (iii) make capital expenditures for the Company;

                  (iv) protect and preserve the interests of the Company and the Assets and comply with all applicable Law and all agreements of the Company;

                  (v) declare and approve payment of distributions to the Members, to the extent such Distributions are not otherwise authorized herein;

                  (vi) commence, defend, prosecute or settle any litigation with respect to which the amount at issue exceeds $5 million or settle any material litigation that results in the entry of judgment against the Company or JHYT; provided, for avoidance of doubt, that settlement of regulatory matters that do not include the issuance of an injunction against the Company or JHYT, a limitation on the activities of the Company or JHYT or payment of a fine not in excess of $5 million shall not be deemed to be material; provided further, expenses incurred in connection with any litigation commenced against JHYT shall be borne by JHYT;

                  (vii) cause or permit the Company or JHYT to incur or otherwise assume any material Indebtedness with a stated maturity of greater than one (1) year other than Indebtedness incurred in the ordinary course of business pursuant to JHYT's trading and securities brokerage activities and borrowings under the Credit Agreement;

                  (viii) develop any new products or services, including the allocation of capital for such purposes;

                  (ix) take all such actions as are necessary or desirable to cause the Company or JHYT to acquire, hold and sell any interest in real estate necessary for the operation of the Business, including, without limitation, executing any lease;

                  (x) acquire, sell, lease, dispose of, or, except to the extent provided for in connection with the Credit Agreement, permit any Encumbrance upon, any Asset that exceeds $50 million in value and that is required to be consolidated for accounting purposes, other than purchases, sales, loans, repurchases and reverse repurchases of Securities and other property in the ordinary course of business;

                  (xi) acquire any Brokerage Assets, to the extent the cost of such acquisition(s) exceed(s) $1,000,000 in any fiscal year of the Company (exclusive of any expense attributable to employee compensation and benefits); provided, however, that approval of the Board shall be required in connection with the acquisition by the Company or any Subsidiary of any business or operations similar to the Business, including any assets thereof such as goodwill, licenses, or trademarks;

                  (xii) acquire any Securities which would result in the Company and/or JHYT holding a position in the Securities of any single issuer having a value of $500 million or more as of the date of acquisition;

                  (xiii) without limiting the effect of Section 4.3 or Section 4.7, sell or otherwise issue any Additional Interests, other than Series D Interests or Series E Interests to the extent such Series D Interests or Series E Interests have not been issued on or prior to the commencement of operations by the Company; provided that the Company shall not accept subscriptions for Series D Interests, or issue Series D Interests, in an amount exceeding $300 million unless all of the Commitments under the Series B Contribution Agreements and the Series C Contribution Agreement shall have been drawn down; and provided, further, that the Company shall not accept subscriptions for Member Interests, or issue Member Interests, with Commitments exceeding $2 billion in the aggregate without the approval of the Board;

                  (xiv) redeem or offer to redeem the Member Interests or any other equity interests of the Company, other than as required or otherwise provided for in Article VI;

                  (xv) select the Company's and JHYT's outside legal counsel and accountants, which shall initially be Morgan, Lewis & Bockius LLP and KPMG, respectively;

                  (xvi) change any accounting method adopted by the Company and/or JHYT, except to the extent any change is required by GAAP;

                  (xvii) enter into any license pursuant to which the Company grants or obtains a license to any intellectual property, other than the Trademark License Agreement, license agreements for off-the-shelf software or any other licenses obtained or granted in the ordinary course of business;

                  (xviii) amend the terms of any of the Related Agreements, or enter into any agreement with a Managing Member, any Affiliated Vehicle, any Affiliate of any of them or any Person sponsored by any Affiliate of any of them;

                  (xix) appoint Jefco as the initial Servicer, and any successor;

                  (xx)  keep the books and records of the Company;

                  (xxi) maintain the funds of the Company in one or more Company accounts in a bank or banks and make payments for expenses of the Company out of such accounts;

                  (xxii) obtain and comply with all policies of insurance in place with respect to the Company and the Assets;

                  (xxiii) prepare and file all necessary returns, reports and statements and pay all Taxes, assessments and other impositions relating to the operation of the Company and the Assets and make any elections or take any other actions with respect to any material matter relating to such Taxes, assessments and other impositions and direct the Tax Matters Member in the performance of its duties as such;

                  (xxiv) determine the value of the Assets from time to time as required hereunder and under any Contract, and to appoint such investment banks, accountants, professional valuation consultants or other professional advisers as it may determine to assist in the performance of such function;

                  (xxv) approve, on behalf of the Company, any Credit Agreement or amendment thereto;

                  (xxvi) sale of all or substantially all of the Brokerage Assets; and

                  (xxvii) carry out any and all objects and purposes of the Company contemplated by this Agreement and perform all acts which they may deem necessary, advisable or appropriate in connection therewith.

            (b) The Members agree that all determinations, decisions and actions made or taken by the Board shall be conclusive and absolutely binding upon the Company, the Members (but only in their capacity as such) and their respective successors, assigns and personal representatives, and any Person dealing with the Company shall be entitled to rely on such determinations, decisions and actions, and any execution of any instrument in connection therewith, without any further investigation, as to the authority of the Board to make or take any such determination, decision for or action on behalf of the Company.

      3.2   Composition of the Board.

            (a)   General. The Board shall consist of four (4) Directors, two
(2) of whom shall be appointed by each Managing Member. The initial Directors are set forth on Schedule B. Other than as set forth in Section 3.7, whenever any Company action is to be taken by a vote of the Board, it shall be authorized upon receiving the affirmative vote of three Directors present and voting at a duly constituted meeting of the Board at which a quorum is present. Each Director present at a duly constituted meeting of the Board at which a quorum is present shall be entitled to cast one vote. Each Managing Member shall have the right to designate an alternate director (an "Alternate") to serve in the official capacity of such Director at a meeting of the Board. Such Alternate shall be considered a Director under this Agreement. In the event a Managing Member ceases to be a Member or there shall have been a Conversion of the Member Interests of such Member, the terms of the Directors appointed by such Managing Member shall thereupon terminate, unless extended by, and in such manner as set forth under, the written consent of the other Managing Member.

            (b) Chairman. A Director appointed by the Series B Members shall serve as Chairman of the Board (the "Chairman"). Each Chairman shall serve until a replacement or successor has been appointed and qualified by the Series B Members or until his or her earlier death, resignation or removal. The duties of the Chairman shall be as set forth in Section 3.3(a) below.

            (c) Removal; Resignation; Vacancies. Except as otherwise provided in this Agreement, each Director shall serve at the pleasure of the Managing Member which designated such Director. Each such Managing Member shall have the right at any time, in its sole and absolute discretion, to designate, remove (with or without cause) and replace any of its Directors by written notice to the Company, the Board and the other Managing Member. No Director may be removed except by the Managing Member designating such Director. Any Director may resign at any time by giving written notice to the Company, the Managing Members and the Board. Such resignation shall take effect on the date shown on or specified in such notice or, if such notice is not dated and the date of resignation is not specified in such notice, on the date of the receipt of such notice by the Company. No acceptance of such resignation shall be necessary to make it effective. Any vacancy on the Board shall be filled only by the Managing Member the resignation, removal or death of whose Director has caused the vacancy.

            (d) Compensation. No Person shall be entitled to any fee, remuneration or compensation from or on behalf of the Company in connection with service as a Director. Any reasonable direct costs and expenses incurred by a Director on behalf of the Company shall be reimbursed by the Company.

            (e) Duties and Liabilities. Each Member, by execution of this Agreement, agrees to, consents to and acknowledges the delegation of power and authority to the Board and the actions and decisions of the Board within the scope of the Board's authority as provided in this Agreement. With respect to matters involving the Company and its affairs, each Director shall have the duty to act in good faith. In the performance of his duties, each Director shall have the right to consider such factors and interests as he deems relevant, including the interests of, and the impact of Company action on, the Managing Member that appointed such Director; provided that a Director shall not be required to consider any interests other than those of the Company and its Members. No Director shall be liable to the Company, its Members or any other Person for violation of any duty specified in this Section 3.2(e) or elsewhere in this Agreement, except to the extent such violation constitutes bad faith or intentional misconduct on the part of such Director. To the extent that, at law or in equity, a Director has duties (including fiduciary duties) and liabilities relating thereto to the Company or any Member, a Director acting under this Agreement shall not be liable to the Company or any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent they restrict or eliminate the duties and liabilities of a Director otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Director.

      3.3   Procedural Matters Regarding the Board.

            (a) Meeting Agendas. The Chairman shall prepare or direct the preparation of the agenda for, and preside over, meetings of the Board. The Chairman shall deliver such agenda to each Director forty-eight (48) hours prior to the giving of notice of a regular or special meeting, and any Director may add items to such agenda.

            (b)   Timing; Notice. The Board shall meet at least once every three
(3) months at the principal place of business of the Company or as otherwise agreed by the Board. Special meetings of the Board may be called by any Director and shall be held at the principal place of business of the Company or as otherwise agreed by the Board. Written notice of the time and place of each regular and special meeting of the Board shall be given by or at the direction of the person calling such meeting to each Director, in the case of a regular or a special meeting, at least forty-eight (48) hours before such meeting by mail or facsimile or other electronic transmission, including by electronic mail. The written notice shall include the place, day and hour of the meeting of the Board, the purpose of such meeting and any information necessary to arrange attendance through telecommunications equipment, if applicable. The required notice of any meeting to any Director may be waived by such Director in writing either before or after such meeting. Attendance by a Director at a meeting shall constitute a waiver of any required notice of such meeting by such Director, except when such Director attends such meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not properly called or convened.

            (c) Quorum and Approval. The presence of three (3) of the Directors on the Board shall constitute a quorum for the transaction of any business by the Board. Unless otherwise provided herein, the acts of at least three Directors present and voting at a meeting at which a quorum is present shall be required for any action of the Board; provided, however, that if notice of a meeting is provided to the Directors, and such notice describes the business to be considered, the actions to be taken and the matters to be voted on at the meeting in reasonable detail, and insufficient Directors attend the meeting to constitute a quorum, the meeting may be adjourned by those Directors attending such meeting for a period not to exceed twenty (20) days. Such meeting may be reconvened by providing notice of the reconvened meeting to the Directors no less than ten (10) days prior to the date of the meeting specifying that the business to be considered, the actions to be taken and the matters to be voted upon are those set forth in the notice of the original adjourned meeting.

            (d) Attendance by Telephone, Etc. Directors on the Board may, to the extent permitted by applicable Law, participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can speak to and hear each other, and such participation shall constitute presence in person at such meeting, except where a Director participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not properly called or convened.

            (e) Action by Written Consent in Lieu of Meeting. To the extent permitted by applicable Law, any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a written consent (including a consent executed and delivered in counterpart by facsimile or other electronic transmission), setting forth the action so taken, is signed by all of the Directors and is filed with the minutes of the proceedings of the Board. Each request for written consent of the Directors shall be given to each of the Directors as far in advance as is reasonably practicable under the circumstances. Any consent shall have the same force and effect as a vote of the Directors at a meeting of the Board duly called and held at which a quorum was present.

            (f) Business Plan. The Board shall meet prior to the end of each Fiscal Year to consider the proposed Business Plan for the succeeding Fiscal Year. In the event that the Board has not approved a Business Plan prior to the beginning of a new Fiscal Year, the Business Plan in effect in the preceding Fiscal Year shall be the Business Plan for such new Fiscal Year until a succeeding Business Plan is developed and approved. The Business Plan shall not address the deployment of capital in the trading and securities brokerage activities of JHYT, which shall be determined by the CEO.

            (g) Sole Managing Member. If for any reason (including a redemption by or the occurrence of a Management Event with respect to a Managing Member) there shall cease to be at least two Managing Members or one of the Managing Members shall cease to be entitled to vote its Member Interests, then the Directors appointed by such Managing Member shall be deemed to have resigned from the Board, the other Managing Member shall be deemed to be the sole Managing Member, and the notice and quorum requirements of this Section 3.3 shall be deemed amended so as to permit the Directors appointed by such sole Managing Member to act as the duly constituted Board of the Company.

      3.4   Officers.

            (a) CEO. The Board shall appoint the Chief Executive Officer of the Company (the "CEO"); provided that the Series B Members shall have the exclusive right to nominate individuals to serve as the CEO. Subject to the express provisions of this Agreement and in particular the provisions of Section 3.1, the CEO shall have such powers and duties as are generally exercised by the chief executive officer of a company engaged in the Business and in the securities brokerage business generally, including those set forth in this Agreement or granted by the Board. The CEO shall serve until a replacement or successor has been appointed and qualified by the Directors appointed by the Series B Member or until his or her earlier death, resignation or removal.

            (b) In addition to the CEO, the Board shall appoint a President, a Chief Financial Officer ("CFO") and a Secretary (each, together with the CEO, an "Officer"); provided that the CEO shall have the exclusive right to nominate individuals to serve as Officers. Each Officer shall be a natural person of full age who need not be a resident of the State of Delaware. The initial Officers are set forth on Schedule C. Subject to the limitations set forth in Section

3.8, the CEO may delegate specifically defined powers and duties to the Officers and other employees of the Company. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, no Officer or employee shall have the power or authority to do or perform any act with respect to any of the matters set forth in Section 3.8 unless such matter has been approved in accordance with the provisions of Section 3.8.

            (c) The Board shall have the right, in its sole and absolute discretion, to remove (with or without cause) any of the Officers. Any Officer that ceases to be a Business Employee shall be deemed to have been removed as an Officer. Except as provided in Section 3.4(d), each Officer shall hold office until a successor has been designated by the Board and qualified or until his or her earlier death, resignation or removal.

            (d) An Officer may resign at any time by giving written notice to the CEO. The resignation of an Officer shall be effective upon receipt of such notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make such resignation effective.

            (e) Except as otherwise provided in the Services Agreement, the salaries and other compensation, if any, of the Officers paid, or whose compensation is reimbursed, by the Company shall be fixed from time to time by the Board.

            (f) The CEO is hereby authorized to select, terminate and establish salaries or other compensation for any employees and agents other than Officers, including the Business Employees.

            (g) The CEO shall develop and propose to the Board prior to the end of each Fiscal Year the Business Plan for the succeeding Fiscal Year, substantially in the form of the financial model and budget set forth as the initial budget for 2007.

      3.5 Insurance. The Company shall purchase and maintain insurance, including without limitation directors' and officers' liability insurance covering the Directors and Officers, to the extent and in such amounts as the CEO shall deem reasonable, on behalf of Covered Persons and such other Persons as the CEO shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company and JHYT. The Company and/or JHYT may enter into indemnity contracts with Covered Persons, or agreements (including the Related Agreements) containing indemnity provisions and may adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 12.3 hereof and containing such other procedures regarding indemnification as may be deemed appropriate by the CEO.

      3.6   Compliance with Authority.

            (a) General Rules. The Company and each Subsidiary, including JHYT, shall, and the CEO, the Board and the Members shall cause the Company and each such Subsidiary to, comply in all material respects with all Laws applicable to the Company and/or any such Subsidiary, as the case may be.

            (b) Taxes and Charges. Each Member shall promptly pay all applicable Taxes and other governmental charges attributable to it in its individual capacity, shall satisfy all Encumbrances attributable to it in its individual capacity and shall comply with all applicable governmental rules attributable to it in its individual capacity, in each case, to the extent, and only to the extent, that a failure to do so would create an Encumbrance or claim on the Company or the Assets or would impose additional, or alter any existing, governmental approvals applicable to the Company or the Business.

      3.7   Services Agreement; Payment of Management Fee.

            (a) The Managing Members have approved the terms of the Services Agreement between the Company, JHYT and the Servicer pursuant to which the Servicer shall provide certain services to the Company and JHYT in consideration for the Management Fee. To the fullest extent permitted by law, the Board and the Members hereby consent to the exercise by the Servicer of the powers conferred on it by this Agreement and the Services Agreement. The Services Agreement shall not be amended without the consent of the Board.

            (b) The Management Fee shall accrue monthly and shall be payable quarterly in arrears; provided that any amount thus accrued shall be paid to the Servicer prior to the payment of any Distribution or redemption, and in connection with dissolution of the Company, in the priority set forth in Section 13.7.

            (c) Each Fee Offset Amount shall be credited against the Management Fee.

            (d) In the event an independent tribunal determines that the Servicer has committed fraud, a felony or willful misconduct that has, or is reasonably expected to have, a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole, any two (2) Directors may elect to terminate the Services Agreement by notice in writing to the Servicer.

      3.8 Delegation of Certain Matters. All authority of the Company and the Board with respect to each of the following matters is hereby delegated to the Person designated below with respect thereto:

            (a) the matters specified in the Services Agreement, to the Servicer or as otherwise expressly set forth in the Services Agreement;

            (b) except as set forth in Section 3.1(a)(vi), litigation and similar proceedings, to the CEO;

            (c) except as set forth in Sections 3.1(a)(ii), 3.1(a)(vii) and 3.1(a)(xxv), incurrence or assumption of Indebtedness, to the CEO;

            (d) except as set forth in Sections 3.1(a)(ix), 3.1(a)(x), 3.1(a)(xi) and 3.1(a)(xxvi), the acquisition, sale, lease, disposal or granting or permitting of any Encumbrances on any Assets, to the CEO;

            (e) except as set forth in Section 3.1(a)(xii), the acquisition of Securities, to the CEO; and

            (f) the nomination of individuals to serve as Officers, to the CEO.

      3.9 Deadlock Resolution. In the event that the Board is unable to agree with regard to any matter (a "Disputed Matter"), then any Director, by written notice to the others (a "Dispute Notice") may invoke the procedures set forth in the following sentence. In the event a Dispute Notice is delivered, each of the Managing Members shall cause one of its three (3) most senior officers to meet periodically over the thirty (30) day period following receipt of the Dispute Notice to negotiate in good faith a resolution of the Disputed Matter. If the Disputed Matter remains unresolved after such thirty (30) day period, then either Managing Member shall have the right to initiate the procedures under
Section 14.1 to resolve the Disputed Matter.

      3.10 Expenses. The Company will bear all costs and expenses incurred in the organization, operation and liquidation of the Company, including, without limitation, the following: Management Fees; reasonable premiums for insurance protecting the Company, and solely with respect to its activities on behalf of the Company, the Servicer, any of their respective Affiliates and any of their respective employees and agents; legal and accounting expenses; auditing expenses; expenses of any subsidiary of the Company being a registered broker-dealer; expenses for information technology, computer hardware and software and computer time; expenses for telephone equipment and telephone charges; travel expenses; expenses incurred in maintaining the places of business of the Company; costs and expenses that are classified as extraordinary expenses under GAAP; costs and expenses incurred in connection with any actual or threatened litigation and any judgments or settlements paid in connection with litigation involving the Company or a Person entitled to indemnification from the Company; costs of reporting to the Members; costs of Member meetings; expenses incurred in connection with a Member that defaults in respect of a Capital Contribution; and principal and interest payments and fees under any Indebtedness incurred by the Company. The Company shall bear, and shall reimburse (i) the Servicer and each of its Affiliates and Leucadia and each of its Affiliates for all legal fees and expenses incurred in connection with the formation of the Company and (ii) the Servicer and its Affiliates for all other fees and tax, accounting and other organizational expenses incurred in connection with the formation of the Company and fees, if any, payable to any other agents, lenders or other persons in connection with the Credit Agreement.

                                   ARTICLE IV
                                   ----------
                       MEMBERSHIP; CAPITAL CONTRIBUTIONS;
                       ----------------------------------
                   CAPITAL ACCOUNTS; AND ADDITIONAL INTERESTS
                   ------------------------------------------

      4.1   Members.

            (a) Representations and Warranties of Members. Each Member and each other Person who acquires a Member Interest in the Company hereby represents and warrants to the Company that: (i) it is an "accredited investor" (as defined in Rule 501 under the Securities Act) and has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (ii) it is a "qualified purchaser" (as defined in Rule 2a51 under the Investment Company Act); (iii) it is not a natural person; (iv) it is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (v) it is acquiring a Member Interest for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (vi) it understands and acknowledges that the Member Interests have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with;
(vii) the execution, delivery and performance of this Agreement have been duly authorized by such Person and do not require such Person to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any decree, order, law or regulation applicable to such Person or other governing documents or any agreement or instrument to which such Person is a party or by which such Member is bound; and (viii) this Agreement is valid, binding and enforceable against such Member in accordance with its terms, except as the enforceability thereof may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally.

            (b)   Power.

                  (i) The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement or as otherwise required by the Delaware Act. The voting rights of the Members shall be as follows:

                        (1) Members holding Series A Interests shall not be entitled to cast any vote except for any class vote of the Series A Interests required or permitted by Section 4.7(a) or Section 14.13, in which event each Series A Member shall be entitled to cast votes equal to the proportion of all Series A Interests represented by the Series A Interest held by such Series A Member;

                        (2) In addition to any class vote required by Section 4.7(a) or Section 14.13, Members holding Series B Interests shall be entitled to cast votes equal to fifty percent (50%) of the voting power of all Members (regardless of whether the aggregate Percentage Interest represented by all Series B Interests is greater or less than fifty percent (50%)), provided that with respect to any class vote of the Series B Interests, each Series B Member shall be entitled to cast the amount of votes equal to the proportion of all Series B Interests represented by the Series B Interest held by such Series B Member;

                        (3) In addition to any class vote required by Section 4.7(a) or Section 14.13, Members holding Series C Interests shall be entitled to cast votes equal to fifty percent (50%) of the voting power of all Members (regardless of whether the aggregate Percentage Interest represented by all Series C Interests is greater or less than fifty percent (50%)), provided that with respect to any class vote of the Series C Interests, each Series C Member shall be entitled to cast the amount of votes equal to the proportion of all Series C Interests represented by the Series C Interest held by such Series C Member; and

                        (4) No Member holding only Series D Interests or Series E Interests shall be entitled to cast any vote except for any class vote required or permitted by Section 4.7(a) or Section 14.13.

                  (ii) With respect to any matter on which holders of more than one Series of Member Interests are entitled to vote, the vote of all of the Member Interests of a Series (voting separately) shall be determined by the vote of holders of a majority in interest of the Member Interests of such Series.

                  (iii) The Members shall meet at such times as may be necessary or appropriate as determined by the Board. The presence of the Members holding a majority of each of the Series B Interests and Series C Interests (or a majority of the applicable class of Member Interests, in the case of any separate class vote) shall constitute a quorum at any meeting of the Members (or Members representing a specific class of Member Interests). Actions and decisions of the Members shall be determined at meetings at which a quorum is present by the affirmative vote of the Members holding a majority of each of the Series B Interests and Series C Interests (or applicable class of Member Interests, in the case of any separate class vote), or the requisite applicable percentage of each of the Series B Interests and Series C Interests (or applicable class of Member Interests, in the case of any separate class vote) as may be expressly provided under this Agreement. To the extent permitted by applicable Law, any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent (including a consent executed and delivered in counterpart by facsimile or other electronic transmission) setting forth the action so taken is signed by Members holding a majority (or applicable requisite percentage) of the Member Interests entitled to vote thereon. Each request for written consent of the Members with respect to any matter shall be given to each of the Members entitled to vote thereon as far in advance as is reasonably practicable under the circumstances. Any consent shall have the same force and effect as a vote of Members at a meeting of the Members entitled to vote thereon duly called and held at which a quorum was present.

            (c)   Certain Relationships.

                  (i) Neither the Servicer, the Members nor their respective Affiliates or Directors will be restricted from engaging in any other business activity (including securities brokerage, corporate finance, the provision of financial advisory services, trading and investment) or from participating in transactions with the Company, JHYT and Members in their individual capacities, except that Jefco and its Affiliates shall hereafter conduct the Business primarily through JHYT. Subject to the foregoing, each such Person may, in his sole discretion, direct such other business activity away from the Company and JHYT, and expect to receive fees or other compensation from third parties with respect to such business activity, which fees and compensation will be for the benefit of its own account and not that of the Company or JHYT, except as specifically provided herein with respect to the Offset Fee Amount. Neither the Company, JHYT nor any Member shall, by virtue of this Agreement, have any right, title or interest in or to the business activity permitted by this Section 4.1(c) or in or to any fees or consideration derived therefrom. Each party to this Agreement acknowledges and agrees that conflicts are likely to arise between the interests of the Company, JHYT the Members in their individual capacities and the Servicer in connection with the business activity expressly permitted by this Section 4.1(c), and hereby waives, to the fullest extent permitted by applicable Law and in equity, any duty, fiduciary or otherwise, that might otherwise be owed by the Company, each Director, the Servicer, any other Member or any Affiliate of any of the foregoing in connection with any business activity permitted hereby.

                  (ii) JHYT shall not be precluded from, and may purchase for its own account, and earn fees and other compensation in connection with, primary distributions and other transactions in Securities managed or underwritten by Jefco, a Managing Member or an Affiliate of any of them, provided, the terms and conditions of any such transaction, taken as a whole, are no less favorable to JHYT than are made available by Jefco, a Managing Member or an Affiliate of any of them to third parties.

            (d)   Suspension of Management Participation.

                  (i) Upon the occurrence and for the duration of any of the following events in respect of a Member (each a "Management Event"), such Member shall not be entitled to exercise any rights hereunder, the Member Interests held by such Member shall be deemed to be non-voting and such Member in its capacity as Member, Director and Officer, and the Directors and members of any committee of the Board appointed by such Member, shall not be entitled (A) to exercise any rights to vote on matters required to be voted on by Members or Directors under either the Delaware Act or this Agreement, (B) to appoint Directors to the Board pursuant to Section 3.2, to have any Directors appointed by such Member serve as Directors or vote on matters required to be voted on by Directors under either the Delaware Act or this Agreement, or (C) to act as an Officer or member of any committee of the Board:

                        (1) the entry by a court of competent jurisdiction of a decree or order for relief, unstayed on final appeal or otherwise, in respect of such Member in an involuntary case under the bankruptcy laws, or any such order adjudicating such Member as bankrupt or insolvent under any other applicable bankruptcy, insolvency or liquidation law;

                        (2) the entry by a court of competent jurisdiction of a decree or order appointing a receiver, custodian, assignee, trustee, liquidator, sequestrator or other similar official of such Member or of any substantial part of the property of such Member, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed on final appeal or otherwise, or the commencement by such Member of a voluntary case under the bankruptcy laws, or under any other bankruptcy or insolvency law, seeking reorganization, liquidation, arrangement, adjustment or composition of such Member under the bankruptcy laws or any similar statute;

                        (3) the making by such Member of an assignment for the benefit of creditors; or the failure of such Member generally to pay its debts as they become due; or the consenting by such Member to the appointment of or taking possession by a receiver, assignee, custodian, trustee, liquidator, sequestrator or other similar official of it or of any substantial part of its property, or the taking of corporate action by such Member in furtherance of any such action;

                        (4) the filing by a Member for dissolution under the laws of the jurisdiction of its incorporation or the entering of a final order dissolving that Member by any court of competent jurisdiction; or

                        (5)   such Member shall be in Default.

                  (ii) Except as provided in Section 4.1(c)(i) above, during the continuance of a Management Event with respect to a Member, all the other terms and provisions of this Agreement and the Delaware Act shall be applicable to such Member and its Member Interests.

      4.2   No Liability of Members.

            (a) No Liability. Except as otherwise required by applicable Law, no Member shall have any personal liability whatsoever in such Member's capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Each Member shall be liable only to make the contributions and payments expressly provided for herein and in the Related Agreements to which it is a party, subject in each case to the terms and conditions hereof and thereof.

            (b) Distribution. In accordance with the Delaware Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that except as otherwise expressly set forth in this Agreement, (i) the obligation of any Member under the Delaware Act to return to or for the account of the Company any money or property wrongfully distributed to a Member is hereby compromised by the consent of all Members and (ii) the Member receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any Director appointed by such Member or of any other Member.

      4.3   Capital Contributions.

            (a) Pursuant to the Series A Contribution Agreement, and in consideration for the Series A Interest, on or prior to the date hereof the Series A Member has contributed or shall contribute to the Company or shall, at the direction of the Company, contribute to JHYT for the account of the Company, the Brokerage Assets, including, without limitation, all necessary contractual and other rights with respect thereto.

            (b) Each Series B Member, Series C Member, Series D Member and Series E Member shall make contributions to the capital of the Company in the aggregate amount equal to its Commitment by contributing in installments when and as called by the CEO upon at least ten (10) Business Days' prior written notice; provided that unless approved in advance by the Board pursuant to
Section 3.1(a) no contribution exceeding $100 million shall be required of either Managing Member without twenty (20) Business Days' prior written notice. Such installments made by the Managing Members shall be made pro rata in accordance with their respective Commitments. The CEO may, in his or her discretion, call capital from the Managing Members without calling capital from the Series D or Series E Members; provided that capital may not be called from the Managing Members on other than a pro rata basis. The CEO may also in his or her discretion, call capital from the Series D or Series E Members without calling capital from the Managing Members so long as, after giving effect to such capital call, the aggregate Capital Contributions of the Series D and Series E Members will not exceed forty percent of the aggregate Capital Contributions of the Series B, Series C, Series D and Series E Members. The amount of capital called from any Member shall not exceed such Member's Unfunded Commitment. A Member's Unfunded Commitment shall terminate on the third anniversary of the date of the Contribution Agreement between such Member and the Company unless otherwise provided in such Contribution Agreement or extended by written agreement of the Company and such Member.

            (c) Members shall be required or permitted to make additional Capital Contributions only as provided in this Section 4.3 or Section 4.7. Any other Person hereafter admitted as a Series B Member, Series C Member, Series D Member or Series E Member, as permitted hereunder, shall make such Capital Contributions, and shall be issued corresponding Member Interests, as shall be determined by the Board in accordance with Section 4.7.

            (d) Except to the extent otherwise provided in a Contribution Agreement, any Capital Contribution made pursuant to the terms of this Section
4.3 shall be made by wire transfer of immediately available funds. Securities accepted in satisfaction of a Member's obligation to contribute capital to the Company under this Section 4.3 will be valued as of the date of such contribution in accordance with Article IX. If any Member (the "Non-Contributing Member") does not contribute all or any portion of a Capital Contribution that such Member is required to make as provided in this Agreement, then the Series B Member(s), Series C Member and/or Series D Member(s) (if the Non-Contributing Member is the Series E Member), the Series B Member(s), Series C Member and/or Series E Member (if the Non-Contributing Member is a Series D Member), the Series B Member(s), Series D Member(s) and/or Series E Member (if the Non-Contributing Member is the Series C Member) or the Series C Member, Series D Member(s) and/or Series E Member (if the Non-Contributing Member is a Series B Member) (in each case, the "Acting Member(s)"), acting in each case by a majority of the Percentage Interests of the Acting Members, after having provided written notice to the Non-Contributing Member indicating such Non-Contributing Member's failure to contribute, which failure remains uncured for ten (10) Business Days following receipt of such notice, may cause the Company to exercise one or more of the following remedies:

                  (i) taking such action (including court proceedings) as such Acting Member(s) may deem appropriate to obtain payment by the Non-Contributing Member of the portion of the Non-Contributing Member's Capital Contribution that is in default (the "Defaulted Portion"), together with interest thereon at the Prime Rate plus 5% from the date that the Capital Contribution was due until the date that it is made, all at the cost and expense of the Non-Contributing Member;

                  (ii) permitting such Acting Member(s) (in such capacity, the "Lending Member(s)") to advance, at their option, the Defaulted Portion (allocated between the Acting Members, if there is more than one Acting Member, as may be agreed by them), with the following results:

                  (A) the sum advanced shall constitute a loan from the Lending Member(s) to the Non-Contributing Member and a Capital Contribution of that sum to the Company by the Non-Contributing Member pursuant to the applicable provisions of this Agreement;

                  (B) the principal balance of the loan and all unpaid interest thereon shall be due and payable in whole on the tenth (10th) day after written demand therefor by the Lending Member(s) to the Non-Contributing Member;

                  (C) the amount to be loaned shall bear interest at the Prime Rate plus 5% from the day that the advance is deemed made until the date that the loan, together with accrued interest, is repaid to the Lending Member(s);

                  (D) all Distributions from the Company that otherwise would be made to the Non-Contributing Member (whether before or after dissolution of the Company) in respect of the Defaulted Portion instead shall be made to the Lending Member(s) (allocated between the Lending Members, if there is more than one Lending Member, based on the respective principal amounts advanced) until the principal amount of the loan and all accrued interest thereon have been paid in full to the Lending Member(s) (with payments being applied first to accrued and unpaid interest and then to principal); for purposes of this Agreement, any such amount shall be deemed to have been distributed by the Company to the Non-Contributing Member in respect of the Defaulted Portion and then paid by the Non-Contributing Member to the Lending Member(s) in repayment of the loan;

                  (E) the payment of the principal amount of, and accrued interest on, the loan shall be secured by a security interest in the Defaulted Portion of the Member Interest of the Non-Contributing Member, as more fully set forth in Section 4.3(e); and

                  (F) the Lending Member(s) shall have the right, in addition to the other rights and remedies granted to it pursuant to this Agreement or available to it at law or in equity, to take any action (including court proceedings) that the Lending Member(s) may deem appropriate to obtain payment by the Non-Contributing Member of the principal amount of, and accrued interest on, the loan, at the cost and expense of the Non-Contributing Member;

                  (iii) exercising the rights of a secured party under the Uniform Commercial Code of the State of Delaware, as more fully set forth in
Section 4.3(e); or

                  (iv) exercising any other rights and remedies available at law or in equity.

                  In addition, the failure to make any Capital Contribution shall constitute a Default by the Non-Contributing Member, and the other Members shall have the rights set forth in Section 4.3(f) with respect to such Default and the Defaulted Portion.

            (e) Each Non-Contributing Member hereby grants to the Company, and to each Lending Member with respect to any loans made by such Lending Member to such Non-Contributing Member pursuant to Section 4.3(d)(ii), as security, equally and ratably, for the payment of all Capital Contributions that the Non-Contributing Member has agreed to make and the payment of the principal amount of and accrued interest on any loans made by such Lending Member to such Non-Contributing Member pursuant to Section 4.3(d)(ii), a security interest in and a general lien on the Defaulted Portion of its Member Interest and the proceeds thereof, all under the Uniform Commercial Code of the State of Delaware. On any default in the payment of a Capital Contribution or in the payment of the principal amount of or accrued interest on any such loan, the Company or any Lending Member, as applicable, is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Delaware with respect to the security interest granted in this Section 4.3(e). Each Member shall execute and deliver to the Company and any Lending Member all financing statements and other instruments that the Company or such Lending Member, as applicable, may request to effect and carry out the preceding provisions of this Section 4.3(e). At the option of the Company or any Lending Member, this Agreement or a carbon, photographic or other copy hereof may serve as a financing statement.

            (f) In addition to and not in limitation of the foregoing Sections 4.3(a) - (d), upon fifteen (15) days written notice to any Non-Contributing Member (and provided that any unpaid Capital Contribution, and the payment of principal and interest owed to the Company or any Lending Member with respect to such fifteen (15) day period shall not have been made by the Non-Contributing Member) the Company may, upon the determination of the Board (in the following order):

                  (i) purchase all or any part of the Defaulted Portion at a purchase price equal to fifty percent (50%) of the Book Value of the Defaulted Portion;

                  (ii) offer to the other Members, in such manner as the Board determines to be fair and equitable, the opportunity to purchase all or any part of the Defaulted Portion at a purchase price equal to fifty percent (50%) of the Book Value of the Defaulted Portion; and

                  (iii) to the extent that the entire Defaulted Portion is not acquired pursuant to clause (f)(i) or (f)(ii) above, designate one or more third parties to acquire all, but not less than all, of the Defaulted Portion not so acquired by the other Members or the Company, at a purchase price equal to fifty percent (50%) of the Book Value of the Defaulted Portion. Any third party that acquires all or any portion of a Member Interest under this Section 4.3(f) may be admitted as a New Member in accordance with the terms of this Agreement.

            (g) With respect to any acquisition made pursuant to clause (f) above, the aggregate consideration payable to the Non-Contributing Member shall be a payment in cash or such other form of consideration as may be satisfactory to the Company equal to fifty percent (50%) of the Book Value of the Defaulted Portion. Each acquiring party shall be obligated, severally and not jointly, to pay its pro rata portion of such consideration based on the proportion of the Defaulted Portion acquired by such party. In the event that more than one other Member exercises its right to acquire all or a portion of the Defaulted Portion, the Capital Accounts of the participating Members shall be appropriately adjusted to reflect such acquisition. Any obligations of the Non-Contributing Member with respect to any loan made pursuant to Section 4.3(d) shall be assumed by the acquiring party hereunder.

            (h) Notwithstanding anything to the contrary contained herein, (A) in the event any Series B Interest is transferred pursuant to Section 4.3 to a Person that is already a holder of Series C Interests, the Transferred Member Interest shall be converted into a Series C Interest, (B) in the event any Series C Interest is transferred pursuant to Section 4.3 to a Person that is already a holder of Series B Interests, the Transferred Interest shall be converted into a Series B Interest, and (C) in the event a Series B Interest or Series C Interest is transferred pursuant to Section 4.3 to any Person other than a Person that is already a holder of Series B Interests or Series C Interests, the transferred Series B Interest or Series C Interest shall be converted into a Member Interest of the same series as that held by the Transferee.

            (i) Each Member hereby agrees that in the event any Member shall become a Non-Contributing Member, such Non-Contributing Member shall sell, assign, transfer and convey to the Company, the other Members or any third party designees of the other Members its entire amount of the Defaulted Portion in consideration of the amount specified in clause (g). No consent of any Member shall be required as a condition precedent to any Transfer of any Defaulted Portion pursuant to this Section 4.3. Upon consummation of such sale, assignment, transfer or conveyance, Schedule A will be appropriately modified.

            (j) Notwithstanding anything to the contrary herein, so long as a Non-Contributing Member shall remain a Non-Contributing Member, such Member, and any Director, committee member or Officer designated by such Member, shall not be entitled to exercise any voting or management rights otherwise granted to such Member under this Agreement.

      4.4 Member Interests are Personal Property. A Member Interest shall for all purposes be personal property. No Member has any interest in specific Company property.

      4.5   Status of Capital Contributions.

            (a) Except as otherwise set forth in Articles VI and XIII, no Member shall have the right to withdraw any part of its Capital Contribution or otherwise to voluntarily or involuntarily resign from the Company. Each of the Members waives any and all rights that it may have to maintain an action for partition of the Company's property or to otherwise be paid any amount in respect of a withdrawal from the Company.

            (b) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement or any Related Agreement to which such Member is a party.

            (c) A Member shall not be required to make a Capital Contribution that exceeds the amount of such Member's Unfunded Commitment. No Member shall have any personal liability for the repayment of any Capital Contributions of any other Member.

      4.6   Capital Accounts.

            (a) The Company shall establish and maintain a separate capital account for each Member in accordance with Code Section 704 and the Treasury Regulations promulgated thereunder, including Treasury Regulation ss.1.704-1(b) (each such capital account, a "Capital Account"). Without limiting the generality of the foregoing and subject to paragraphs (b), (c), (d), (e) and (f) below, the Capital Account maintained for each Member shall be equal to:

                  (i) the Capital Contribution made by such Member to the Company; increased by

                  (ii) the aggregate amount of Net Income and other items of income and gain allocated to such Member pursuant to Section 8.1; decreased by

                  (iii) the aggregate amount of Distributions made by the Company to such Member; decreased by

                  (iv) the aggregate amount of Net Loss and other items of deduction, expenditure and loss allocated to such Member pursuant to Section 8.1.

            (b) The Board may adjust the book values of all Company Assets to equal their respective fair market values as determined by the Board, acting pursuant to Section 3.1(a), upon the occurrence of any Revaluation Event; provided that the value of any Security shall be determined as provided in
Article IX. The Capital Accounts shall be increased or decreased (as appropriate) to reflect the revaluation of the Company's Assets, in accordance with Treasury Regulation ss.1.704-1(b)(2)(iv)(f).

            (c) Except as may be required by the Delaware Act or any other applicable Law, no Member with a negative balance in its Capital Account shall have any obligation, in connection with the liquidation of the Company or otherwise, to restore such negative balance.

            (d) Upon any Transfer (other than a pledge or hypothecation) of a Member Interest, a proportionate share of the Capital Account of the Transferor shall be transferred to the Transferee, and the Transferee shall be deemed to have made the contributions that were made by the Transferor and to have received the Distributions and allocations that were received by the Transferor from the Company, in each case to the extent of the Member Interest Transferred.

            (e)   The maintenance of Capital Accounts pursuant to this Section
4.6 is intended to comply with the requirements of Code Section 704 and the Treasury Regulations promulgated thereunder, and the provisions of this Agreement regarding the maintenance of Capital Accounts shall be interpreted and applied consistently therewith. If, in the opinion of the Board, the manner in which the Capital Accounts are to be maintained pursuant to this Section 4.6 should be modified in order to comply with the requirements of Code Section 704 and the Treasury Regulations promulgated thereunder, then, notwithstanding anything to the contrary contained in this Section 4.6, the Board may change the manner in which the Capital Accounts are maintained, and the Board shall have the right, upon delivery of written notice to each Member and without obtaining the consent of any Member, to amend this Agreement to reflect any such change in the manner in which the Capital Accounts are maintained; provided, however, that any such change in the manner of maintaining the Capital Accounts shall not alter materially the economic arrangement among the Members.

            (f) Accounting for Distributions in Kind. For purposes of maintaining Capital Accounts when Company property is distributed in kind: (i) the Company shall treat such property as if it had been sold for its fair market value on the date of distribution, with such fair market value to be determined in accordance with the valuation procedures set forth in Article IX; (ii) any difference between such fair market value and the Company's prior book value in such property for Capital Account purposes shall constitute Net Income or Net Loss, as the case may be, for the Accounting Period ending on and including the date of such distribution and shall be allocated to the Capital Accounts of the

Members pursuant to Section 8.1; and (iii) each Member's Capital Account shall be reduced by the fair market value on the date of distribution, as determined in accordance with the valuation procedures set forth in Article IX, of the property distributed to such Member (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to
Section 752 of the Code).

      4.7   Issuance of Additional Interests; Additional Members.

            (a) Additional Interests. The following provisions shall govern the issuance of additional Member Interests:

                  (i) No additional Series A Interests may be issued without the approval of the Board and, in addition thereto, the vote or written consent of a majority in interest of the Members holding Member Interests of such Series.

                  (ii) No additional Series B Interests or Series C Interests may be issued without the approval of the Board and written consent of a majority in interest of the Members holding Member Interests of such Series.

                  (iii) So long as the Total Commitments do not exceed $2 billion, the CEO is authorized to accept subscriptions for Series D Interests and Series E Interests from time to time without further action by the Managing Members, the Board or the Series D Members or the Series E Members.

                  (iv) Subject to Section 4.7(a)(ii) and upon approval by the Board, the Company shall issue or sell to any Person (including Members and Affiliates of Members) additional Series B Interests and Series C Interests.

                  (v) If an Additional Interest is issued in accordance herewith, the CEO shall redetermine the Percentage Interests in accordance with the respective Capital Accounts (taking into account the Capital Contributions on account of such Additional Interest) and the Secretary of the Company shall amend Schedule A without the further vote, act or consent of any other Person to reflect the issuance of such Additional Interest. Upon such amendment of Schedule A, and compliance with Section 4.7(b), such Member shall be issued his or its Additional Interest.

                  (vi) Notwithstanding any issuance of Additional Interests or any redemption of Member Interests, the aggregate Percentage Interest represented by the outstanding Member Interests held by the Series B Members, Series C Members, Series D Members and Series E Members taken together shall remain fixed at one hundred percent (100%).

            (b) New Members. In order for a Person to be admitted as a New Member, such Person shall have delivered to the Company a written undertaking to be bound by the terms and conditions of this Agreement and such other documents and instruments as the CEO (acting pursuant to Section 4.7(a)(iii)) or the Board (acting pursuant to Sections 4.7(a)(i) and (ii)) determines to be necessary or appropriate in connection with the issuance of such Additional Interest to such Person. Upon the amendment of Schedule A, and the delivery of an executed copy of this Agreement and the other documents and instruments referred to in the preceding sentence, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his or its Additional Interest.

      4.8 Additional Payment. Each of the Series B Members, the Series C Members, the Series D Members and Series E Members shall pay to Jefco a one-time placement fee equal to 0.25 percent (0.25%) of its Commitment or, with respect to a Capital Contribution that is not subject to an Unfunded Commitment of a Series D Member or a Series E Member, the amount of such Capital Contribution. The payment of such placement fee shall be made by wire transfer of immediately available funds on or prior to the date of this Agreement.

      4.9 Advances. If any Member shall advance any funds to the Company or any Subsidiary in excess of its Capital Contribution, the amount of such advance shall neither increase its Capital Account nor in any way affect such Member's share of the profits, losses, credits and Distributions of the Company. Any Member may, with the approval of the Board, make loans or otherwise advance funds to the Company or any Subsidiary, and the amount of any such advance shall be a debt obligation of the Company or any Subsidiary to such Member and shall be repaid to it by the Company or any Subsidiary upon such terms and conditions as shall be determined by the Board.

                                    ARTICLE V
                                    ---------
                                    TRANSFERS
                                    ---------

      5.1 Restriction on Transfers. No Member shall have the right to Transfer all or any portion of its Member Interest (including, without limitation any of the economic interest associated therewith) held by such Member, except in accordance with the provisions of Sections 4.3 or in accordance with the following:

            (a) The Series A Member may not Transfer its Series A Interest or any portion thereof without the prior written consent of the Members holding a majority in interest of the Series B Interests and the Series C Interests (voting separately), except that no such consent shall be required if the Transferee is an Affiliate of the Series A Member.

            (b) No Series B Member may Transfer its Series B Interest or any portion thereof without the prior written consent of the Series C Members, except that no such consent shall be required if the Transferee is an Affiliate or employee of Jefco or JGI or if the Transfer is in connection with the sale of all or substantially all the assets, equity interests or business of Jefco or JGI; provided that a Transfer to an Affiliate or employee of Jefco or JGI shall not relieve Jefco or JGI, as the case may be, of its obligations hereunder and, provided, further, that the parties shall be entitled to deal with Jefco or JGI, as the case may be, as the party in interest with respect to any matter relating to the Member Interest so Transferred.

            (c) No Series C Member may Transfer its Series C Interest or any portion thereof without the prior written consent of the Series B Members, except that no such consent shall be required if the Transferee is an Affiliate of Leucadia or if the Transfer is in connection with the sale of all or substantially all of the assets, equity interests or business of Leucadia;

provided that a Transfer to an Affiliate of Leucadia shall not relieve Leucadia of its obligations hereunder and, provided, further, that the parties shall be entitled to deal with Leucadia as the party in interest with respect to any matter relating to the Member Interest so Transferred.

            (d) No Series D Member or Series E Member may Transfer its Series D Interest or Series E Interest or any portion thereof without the prior written consent of the CEO.

      5.2 Invalid Transfers Void. Notwithstanding anything contained herein to the contrary, no Transfer of a Member Interest may be made if such Transfer (a) would violate the then applicable federal or state securities laws or rules and regulations of the SEC, state securities commissions or rules and regulations of any other government agencies with jurisdiction over such Transfer or (b) would affect the Company's existence or qualification under the Delaware Act or (c) would result in the Company being required to be registered under the Investment Company Act. In the event a Transfer of a Member Interest is otherwise permitted hereunder, notwithstanding any provision hereof, no Member shall Transfer all or any portion of such Member's Interest unless and until such Member, upon the request of the Company, delivers to the Company an opinion of counsel, addressed to the Company, reasonably satisfactory to the Company, to the effect that (i) such Member Interest has been registered under the Securities Act and any applicable state securities laws, or that the proposed Transfer of such Member Interest is exempt from any registration requirements imposed by such laws and that the proposed Transfer does not violate any other applicable requirements of federal or state securities laws and (ii) that such Transfer will not result in the Company being taxed as a corporation or as an association taxable as a corporation. Such opinion shall not be deemed delivered until the Company confirms to such Member that such opinion is acceptable, which confirmation will not be unreasonably withheld or delayed. To the fullest extent permitted by Law, any purported Transfer of any Member Interest or any part thereof not in compliance with this Article V shall be void and of no force or effect and the transferring Member shall be liable to the other Members and the Company for all liabilities, obligations, damages, losses, costs and expenses (including reasonable attorneys' fees and court costs) arising as a result of such noncomplying Transfer.

      5.3   Effect of Transfer; Exclusions.

            (a) In addition to satisfaction of Section 3.7 and the other provisions of this Article V, no Transferee of all or part of a Member Interest in the Company shall have the right to become admitted as a Member or be entitled to exercise the rights thereof, unless and until:

                  (i) the Transferee has executed an instrument reasonably satisfactory to the CEO accepting and adopting the provisions of this Agreement; and

                  (ii) the Transferee has paid all reasonable expenses of the Company in connection with the admission of such Transferee as a Member.

            (b) A Person who is a permitted Transferee of a Member Interest Transferred in compliance with the provisions of this Article V shall be admitted to the Company as a substituted New Member and shall receive a Member Interest without making a Capital Contribution or being obligated to make a Capital Contribution to the Company and shall thereupon be bound by the provisions of this Agreement. Such Transfer and related admission as a Member shall be reflected in a revised Schedule A to this Agreement.

                                   ARTICLE VI
                                   ----------
                           REDEMPTION; CONVERSION AND
                           --------------------------
                        WITHDRAWAL OF CAPITAL BY MEMBERS
                        --------------------------------

      6.1 Mandatory Redemption. The Series B Interests, Series C Interests, Series D Interests and Series E Interests shall be subject to mandatory redemption by the Company as follows:

            (a) The Company shall redeem all Series B Interests upon the expiration of the six (6) year period commencing on the date of this Agreement (the "Series B Term"), provided that the Series B Term may be extended for a one
(1) year period up to three (3) times (for a maximum extension of three (3) years) upon the prior written consent of the Series A Member and Members holding a majority in interest of each of the Series B Interests and Series C Interests (voting separately) given at least thirty (30) days prior to the expiration of the Series B Term or then current extension period.

            (b) The Company shall redeem all Series C Interests upon the expiration of the six (6) year period commencing on the date of this Agreement (the "Series C Term"), provided that the Series C Term may be extended for a one
(1) year period up to three (3) times (for a maximum extension of three (3) years) upon the prior written consent of the Series A Member and Members holding a majority in interest of each of the Series B Interests and Series C Interests (voting separately) given at least thirty (30) days prior to the expiration of the Series C Term or then current extension period.

            (c) The Company shall redeem all Series D Interests upon the expiration of the six (6) year period commencing on the date of this Agreement (the "Series D Term"), provided that the Series D Term may be extended for a one
(1) year period up to three (3) times (for a maximum extension of three (3) years) upon the prior written consent of the Series A Member and Members holding Series D Interests, given at least thirty (30) days prior to the expiration of the Series D Term or then current extension period; provided that the Company shall redeem all or any portion of the Series D Interest held by any Series D Member that has not consented in writing to such extension upon the request of such Series D Member.

            (d) The Company shall redeem all Series E Interests upon the expiration of the six (6) year period commencing on the date of this Agreement (the "Series E Term"), provided that the Series E Term may be extended for a one
(1) year extension period up to three (3) times (for a maximum extension of three (3) years) upon the prior written consent of the Series A Member and Members holding Series E Interests, given at least thirty (30) days prior to the expiration of the Series E Term or then current extension period; provided that the Company shall redeem all or any portion of the Series E Interest held by any Series E Member that has not consented in writing to such extension upon the request of such Series E Member.

      6.2 Additional Redemption Events. The CEO, in his or her sole discretion, may require redemption by the Company of all or any portion of a Member's Interests if:

            (a) such redemption is necessary to avoid registering such Member Interests or the sale thereof under the Securities Act;

            (b) such redemption is necessary to avoid registration of the Company under the Investment Company Act;

            (c) such redemption is necessary to avoid adverse tax or other consequences to the Company or the Members, including to insure that Benefit Plan Investors do not hold twenty-five percent (25%) or more of the Member Interests;

            (d) such Member fails to perform in accordance with or to comply with its obligations hereunder or such Member's Contribution Agreement;

            (e) as a result of any action (other than (i) a public offering of securities, (ii) the transfer of securities to a permitted Transferee or (iii) the transfer of a de minimis amount of securities of a class that is publicly traded) on the part of the Member, any direct or indirect parent of the Member or any Person controlling the Member or any such parent, any beneficial interest in such Member Interest shall have been acquired, directly or indirectly, by a Competitor or any Adverse Party; provided that the provisions of this Section 6.2(e) shall not apply to the Managing Members or their Affiliates;

            (f) in the case of Member Interests held by Leucadia and any of its Affiliates, there shall have been a LUK Change of Control;

            (g) such Member Interest (excluding Managing Members' Interests) was Transferred in violation of the provisions of Article V, unless, prior to a redemption permitted under this Article VI, in the reasonable judgment of the CEO any such violation shall have been cured.

      6.3 Early Redemption. In addition to redemption pursuant to Sections 6.1 and 6.2 above:

            (a) The Board may require the redemption by the Company of all or any portion of a Member Interest if failure to redeem such Member Interests would result in the violation of any Law applicable to the Company or the Servicer or would otherwise subject the Company, JYHT, the Servicer or any of their respective Affiliates to restrictions that would make it impossible or uneconomic for the Company to operate as provided in this Agreement;

            (b) In the event Richard Handler serves as the CEO of neither the Company, JHYT nor, as long as JGI manages or controls the Series A Members and Series B Members, JGI, the Series C Member shall have the right to direct the Company to redeem all, but not less than all, of its Member Interests, and the Series D Members and Series E Members shall have the right to redeem all or any portion of their respective Member Interests.

            (c) In the event the Services Agreement is terminated or the rights of Jefco or any Affiliate thereof under the Services Agreement are assigned to an unaffiliated third party, the Series C Members shall have the right to direct the Company to redeem all, but not less than all, of their Member Interests.

            (d) In the event Leucadia determines there has occurred a Change of Law affecting Leucadia, then Leucadia (i) shall so notify the Company and
(ii) may also require the Company to redeem all Series C Interests to the extent the Net Asset Value thereof exceeds $150 million (the "Unredeemed Amount"); provided that any notice requiring such redemption shall be given in writing (a "Reduction Notice") and shall, at the Company's request, be accompanied by written advice of counsel to Leucadia as to such Change of Law. The Company will use its commercially reasonable efforts to redeem such Member Interests in cash as promptly as reasonably practicable and to complete such redemption on or prior to the first anniversary of receipt of the Reduction Notice (to the extent that cash is not available at the end of this twelve month maximum redemption period, the redemption shall be completed by an in kind distribution); provided that a determination not to incur indebtedness for the purpose of facilitating any such redemption shall not be deemed to be unreasonable. Upon payment to the Series C Member of redemption proceeds as provided under Section 6.5, the Series C Interests having a then value equal to the Unredeemed Amount shall be converted into Series D Interests (a "Conversion", and such Member Interests shall be referred to thereafter as "New Series D Interests").

            (e)   To the extent the Series B Interests are redeemed under this
Article VI, the holders of Series C Interests shall have the right to require redemption of a like amount of their Member Interests, and to the extent the Series C Interests are redeemed under this Article VI, the holders of the Series B Interests shall have the right to require redemption of a like amount of their Member Interests.

            (f) The CEO shall have the right to require redemption of all or any portion the Series D Interests and the Series E Interests at any time.

      6.4 Limitations on Redemptions by Members. The right of any Managing Member to direct the Company to redeem all or any portion of its respective Member Interests is subject to the following limitations:

            (a) any reporting requirement or limitation imposed by the Exchange Act, or any rule or regulation thereunder, or by any regulatory authority, such as the SEC or NASD, having jurisdiction over the Company and/or JHYT, including limitations on the withdrawal of equity from a registered broker-dealer without the prior approval of the NASD or any such limitations on withdrawal imposed by the SEC;

            (b)   any limitations imposed by the Delaware Act;

            (c) any limitation imposed by any Credit Agreement or margin lending arrangements at the time binding upon the Company and/or JHYT;

            (d) any limitation resulting from the fact that such redemption would result in Benefit Plan Investors holding, in the aggregate, twenty-five percent (25%) or more of the Member Interests in the Company; and

            (e) any limitation resulting from the fact that such redemption would result in the Company being taxed as a corporation or an association taxable as a corporation, unless the Member that has directed the Company to redeem its Member Interest shall, upon the request of the Company, deliver to the Company an opinion of counsel addressed to the Company, reasonably satisfactory to the Company, to the effect that such redemption will not result in the Company being taxed as a corporation or as an association taxable as a corporation.

      6.5 Distribution Upon Redemption. Upon redemption of any Member Interest, the holder thereof shall be entitled to receive the amount it would be entitled to receive under Sections 13.7 and 13.9 had the Company been dissolved as of the Applicable Redemption Date. In the event the Company is redeeming the Member Interests of more than one Member at the same time, proceeds of such redemptions shall be paid to such Members pro rata in accordance with their respective Capital Accounts as of the beginning of the Accounting Period during which the Applicable Redemption Date occurs.

                                   ARTICLE VII
                                   -----------
                                 CONFIDENTIALITY
                                 ---------------

      Each Member shall maintain, and shall cause each of its Affiliates and their respective directors, officers, employees, agents, consultants and advisors (each a "Related Party") to maintain, the confidentiality of Proprietary Information and shall not use or disclose, or permit any Related Party to use or disclose, any Proprietary Information other than to the extent necessary to further the business objectives of the Company or with the written approval of the Company; provided that the foregoing obligation of confidentiality shall not apply to (a) any disclosure to, or required by, any regulatory authority (including any Self-Regulatory Organization on which a Member's Securities are listed) which is necessary in connection with any necessary regulatory approval or regulatory compliance, (b) any disclosure required by judicial, administrative or legislative process or, in the opinion of its counsel, by any other requirement of Law or the applicable requirements of any regulatory agency or Self-Regulatory Organization having jurisdiction over the Company or any Managing Member, (c) any information independently developed by the Member on its own that does not relate to the Business (and, in the case of a Member who is an Officer, that does not relate to his duties performed for the Company), (d) any software or technical "know-how" the Member has independently developed or obtained a right or license to use, (e) information for which disclosure is necessary in connection with enforcing this Agreement or any Related Agreement and (f) information that becomes generally known to the public or within the relevant trade or industry other than as a result of the Member's violation of this Section 7.1. "Proprietary Information" means confidential information of a proprietary nature relating to the Company, any Subsidiary (including JHYT) or any other Member, as the case may be, including all nonpublic records, books, contracts, reports, instruments, computer data and other data and information (including without limitation confidential information of a business nature relating to the Company and/or any Subsidiary, such as business plans, prospects, financial information, information about costs, profits, markets, sales, lists of customers and suppliers of the Company and any of its Subsidiaries and/or Affiliates, information relating to the management, operation and planning of the Company and any of its Subsidiaries and/or Affiliates, and plans for future development, sales, products, profits, costs, markets, key personnel, formulae, product applications, computer programs, technical processes and trade secrets of the Company, any of its Subsidiaries and/or Affiliates or any Member; provided that with respect to information developed by a Member, such information was furnished or made available to the Company or another Member by such Member or a Related Party pursuant to this Agreement or any Related Agreement or in connection with the Business). No party shall release or disclose Proprietary Information to any other Person, except its auditors, attorneys, financial advisors, bankers, other consultants and advisors who have a need to know and are advised of the confidentiality of such Proprietary Information and, to the extent permitted above, regulatory authorities or mandated public disclosure under rules and regulations of the SEC or any Self-Regulatory Organization. In the event that a Member or a Related Party receives notice that it will be compelled to disclose any Proprietary Information in connection with (a) and (b) above, as promptly as practicable under the circumstances, such party shall provide the Company and the Person, if known to the Member, that provided such Proprietary Information to the Member (the "Disclosing Party") with prompt prior written notice of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy. In the event that such protective order or remedy is not obtained, only that portion of the Proprietary Information which is legally required to be disclosed shall be so disclosed.

                                  ARTICLE VIII
                                  ------------
                          ALLOCATIONS AND DISTRIBUTIONS
                          -----------------------------

      8.1   Allocations.

            (a) Net Income and Net Loss. The Company shall use its best efforts to determine and allocate all items of income, gain, loss and deductions, as described below, with respect to each Accounting Period of the Company within forty-five (45) days after the end of each Accounting Period (other than any Accounting Period ending on the last day of the Fiscal Year, in which case the Company shall make such allocations as soon as reasonably practicable following the end of such Fiscal Year).

                  (i) Except as otherwise provided in this Agreement, the Net Income of the Company (and items thereof other than those attributable to the Brokerage Assets) for each Accounting Period shall be allocated:

                        (A) first, to the extent that an amount of Net Loss has been allocated under Section 8.1(a)(ii) for a prior Accounting Period and that allocation has not been offset by a subsequent allocation of Net Income pursuant to this Section 8.1(a)(i)(A), to the Members in proportion to, and in an amount equal to, the unrecovered amount of such Net Loss (and, if there is an unrecovered Net Loss for more than one Accounting Period or that has been allocated pursuant to Section 8.1(a)(ii)(A) or Section 8.1(a)(ii)(B), then this
Section 8.1(a)(i)(A) shall be applied first to the Net Loss arising in the most recent Accounting Period until that Net Loss is recovered fully, and thereafter successively to each preceding Accounting Period for which there is an unrecovered Net Loss, ending with the first such Accounting Period, in each case offsetting Net Losses allocated pursuant to Section 8.1(a)(ii)(B) before those allocated pursuant to Section 8.1(a)(ii)(A)); and

                        (B) second, (1) twenty percent (20%) to the Members holding the Series A Interests on a pro rata basis and (2) eighty percent (80%) to the Series B Members, the Series C Members, the Series D Members and the Series E Members on a pro rata basis in proportion to their respective Percentage Interests at the beginning of such Accounting Period.

                  (ii) Except as otherwise provided in this Agreement, Net Loss of the Company (and items thereof other than those attributable to the Brokerage Assets) for each Accounting Period shall be allocated:

                        (A) first, to the Members in proportion to the amounts of Net Income previously allocated pursuant to Section 8.1(a)(i)(B), until such amounts have been offset in full or the Capital Accounts of such Members have been reduced to zero; and

                        (B) second, to the Series B Members, the Series C Members, the Series D Members and the Series E Members on a pro rata basis in proportion to their respective Percentage Interests at the beginning of such Accounting Period.

                  (iii) Any Net Income or Net Loss attributable to the Brokerage Assets shall be allocated pro rata to the Series A Members in accordance with the proportion of Series A Interests held by such Members.

      For purposes of this Section 8.1 and for other relevant purposes hereunder, an Accounting Period shall be deemed to end either at or immediately preceding, as may be appropriate, the time of any issuance or redemption of Member Interests or other event that results in a change in the Member Interests (and a new Accounting Period shall commence immediately thereafter).

            (b)   Special Allocations. Prior to making any allocations under
Section 8.1(a), the following special allocations shall be made in the following order:

                  (i) Limitation on Net Losses. If any allocation of Net Loss or an item of deduction, expenditure or loss to be made pursuant to Section 8.1(a) or this Section 8.1(b) for any Accounting Period would cause a deficit in any Member's Adjusted Capital Account (or would increase the amount of any such deficit), then the amount that would cause such deficit shall be allocated to such Members that have positive Adjusted Capital Account balances in proportion to the respective amounts of such positive balances until all such positive balances have been reduced to zero.

                  (ii) Qualified Income Offset. If any Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation ss.1.704-1(b)(2)(ii)(d)(4), ss.1.704-1(b)(2)(ii)(d)(5) or
ss.1.704-1(b)(2)(ii)(d)(6) that creates or increases a deficit in the Adjusted Capital Account of such Member, then items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for the relevant Fiscal Year and, if necessary, for subsequent Fiscal Years) shall be allocated to such Member in an amount and manner sufficient to eliminate such deficit as quickly as possible. This Section 8.1(b)(ii) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation ss.1.704-1(b)(2)(ii)(d), and shall be interpreted and applied consistently therewith.

                  (iii) Substantial Economic Effect. Notwithstanding anything in this Agreement to the contrary, if the allocation of any item of income, gain, loss or expense pursuant to this Section 8.1 does not have substantial economic effect under Treasury Regulation ss.1.704-1(b)(2) and is not in accordance with the Member Interests in the Company within the meaning of Treasury Regulation ss.1.704-1(b)(3), then such item shall be reallocated in such manner as to (i) have substantial economic effect or be in accordance with the Member Interests and (ii) result as nearly as possible in the respective balances of the Capital Accounts that would have been obtained if such item had instead been allocated under the provisions of this Section 8.1 without giving effect to this Section 8.1(b)(iii).

                  (iv) Corrective Allocations. If any amount is allocated pursuant to paragraph (ii) of this Section 8.1(b), then, notwithstanding anything in Section 8.1(a) to the contrary (but subject to the provisions of paragraphs (i) and (ii) of this Section 8.1(b)), income, gain, loss and expense, or items thereof, shall thereafter be allocated in such manner and to such extent as may be necessary so that, after such allocation, the respective balances of the Capital Accounts will equal as nearly as possible the balances that would have been obtained if the amount allocated pursuant to paragraph (ii) of this Section 8.1(b) instead had been allocated under the provisions of this
Section 8.1 without giving effect to the provisions of such paragraph.

            (c) Amendments to Allocations. The provisions hereof governing Company allocations are intended to comply with the requirements of Code Sections 704(b) and 704(c) and the Treasury Regulations that have been or may be promulgated thereunder, and shall be interpreted and applied in a manner consistent therewith. If, in the opinion of the CEO, the allocations of income, gain, loss and expense provided for herein do not (i) comply with such Code provisions or Treasury Regulations, (ii) comply with any other applicable provisions of the Code or Treasury Regulations (including the provisions relating to nonrecourse deductions and Member nonrecourse deductions) or (iii) produce Capital Account balances of the Members equal to the liquidating distributions that would be made to the Members pursuant to Section 13.7 if the assets of the Company were sold for their book value and the net proceeds thereof distributed to the Members pursuant to Section 13.7, then, notwithstanding anything in this Agreement to the contrary, such allocations shall, upon notice in writing to each Member, be modified in such manner as the CEO determines is necessary to satisfy the relevant provisions of the Code or Treasury Regulations, and the CEO shall have the right to amend this Agreement (without the consent of any other Member being required for such amendment) to reflect any such modification; provided, however, that no such modification shall alter materially the economic arrangement among the Members.

      8.2 Adjustments to Reflect Changes in Member Interests. With respect to any Accounting Period during which any Member Interest changes, whether by reason of the admission of a New Member, the resignation of a Member, or otherwise as described in Code Section 706(d)(1) and Treasury Regulations issued thereunder, allocations of Net Income, Net Loss and other items of Company income, gain, loss and expense shall be adjusted appropriately to take into account the varying interests of the Members during such Accounting Period. The CEO shall select the method of making such adjustments.

      8.3   Allocation of Taxable Income and Loss.

            (a) Except as otherwise provided in Section 8.3(b), the taxable income or loss of the Company for any Accounting Period shall be allocated among the Members in proportion to and in the same manner as Net Income, Net Loss and separate items of income, gain, loss and expense (excluding items for which there are no related tax items) are allocated among the Members for Capital Account purposes pursuant to the provisions of Sections 8.1(a) and (b). Except as otherwise provided in this Section 8.3, the allocable share of a Member for tax purposes in each specified item of income, gain, loss or expense of the Company comprising Net Income, Net Loss or any item allocated pursuant to
Section 8.1(a) and (b), as the case may be, shall be the same as such Member's allocable share of Net Income, Net Loss or the corresponding item for such Accounting Period.

            (b) In accordance with Sections 704(b) and 704(c) of the Code and applicable Treasury Regulations, including Treasury Regulation ss.1.704-1(b)(4)(i), items of income, gain, loss and expense with respect to any Book Property of the Company (and, if necessary, any other property of the Company) shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the Book Property to the Company for federal income tax purposes and its book value. In making allocations pursuant to this Section 8.3(b), the CEO shall apply the "traditional method" set forth in Treasury Regulation ss.1.704-3(b).

            (c) The items of income, gain, loss and expense allocated to the Members for tax purposes pursuant to this Section 8.3 shall not be reflected in the Members' Capital Accounts. Any elections or other decisions relating to the allocation provisions of this Article VIII shall be made by the CEO in any manner that reasonably reflects the purpose and intent of this Agreement and is consistent with the economic arrangement among the Members.

      8.4   Distributions.

            (a) From time to time, the Company shall make Distributions pursuant to Section 8.4(b) and 8.4(c), of all of the Company's Aggregate Net Book Income, in each case to the extent permitted by the applicable rules and regulations of any regulatory authority having jurisdiction over the Company.

            (b) The Company shall distribute to the Members amounts reflecting Previously Undistributed Book Income on an annual basis (after taking into account any Distributions made pursuant to Section 8.4(c)) within sixty (60) days after the end of each Fiscal Year (each, an "Annual Distribution"). In addition to the Annual Distributions and the Tax Distributions to be made pursuant to Section 8.4(c), the Company may make Distributions of Previously Undistributed Book Income to the Members, including distributions in kind pursuant to Section 8.4(f), at such times and in such amounts as the CEO may determine. Any such Distribution of Previously Undistributed Book Income shall be made (i) to the Members holding Series A Interests, pro rata in accordance with the proportion of Series A Interests held by each such Member at the time of the Distribution an amount equal to the lesser of (A) twenty percent (20%) or
(B) an amount such that Distributions pursuant to Section 8.4(b) and Section 8.4(c) received by the Members holding the Series A Interests do not exceed twenty percent (20%) of the Company's Aggregate Net Book Income and (ii) the remainder to those Members holding Member Interests other than Series A Interests, pro rata in accordance with their respective Percentage Interests at the time of the Distribution.

            (c) If the Company has net taxable income for federal income tax purposes for any Fiscal Year, then the Company shall distribute, within ninety
(90) days after the end of such Fiscal Year, cash (a "Tax Distribution") to each Member in the amount, if any, that is required, when the Tax Distribution is combined with all other Distributions theretofore made to the Member with respect to such Fiscal Year, to cause the aggregate amount distributed to the Member to be at least equal to the product of (i) the Presumed Tax Rate for such Fiscal Year and (ii) the aggregate net taxable income allocated to such Member for such Fiscal Year. Distributions pursuant to this Section 8.4(c) shall be treated as Distributions of Previously Undistributed Book Income. Any Tax Distributions made pursuant to this Section 8.4(c) shall be made to those Members that held Member Interests in the Company as of the close of such Fiscal Year. However, for purposes of this Section 8.4(c), Distributions and allocations made to a predecessor-in-interest of a Member with respect to such Fiscal Year shall be treated as having been made to such Member. Notwithstanding the foregoing provisions of this Section 8.4(c), the CEO may make appropriate adjustments to Tax Distributions in accordance with the intent of Sections 4.6(f) and 8.1(b)(iv).

            (d) Notwithstanding any provision to the contrary contained in this Agreement, (i) the Company shall not make a Distribution to any Member on account of its Member Interest if such Distribution would violate Section 18-607 of the Delaware Act or other applicable Law and (ii) the Board may restrict all or any portion of a Distribution if it determines that the failure to do so could result in a constraint on liquidity, or a violation of the Credit Agreement or applicable Law, or if it determines it is in the best interest of the Company to do so.

            (e) Notwithstanding the foregoing (other than Section 8.4(c) above), the CEO may set aside reasonable reserves for anticipated liabilities, obligations or commitments of the Company.

            (f) Although the Company shall use its best efforts to cause all Distributions to be made in cash, at any time and from time to time prior to the dissolution of the Company, when the CEO determines that it is in the interests of the Company to do so, the Company may distribute Securities in kind to the Members. The Company shall provide at least ten (10) Business Days' prior notice of any such Distribution in kind, which notice shall describe the Securities to be distributed and shall state that, upon the request of any Member, the Company shall provide such Member with such information regarding the issuer of such Securities as may be available and as may be deemed appropriate for such provision by the Company. Any Securities to be distributed in kind to the Members shall be valued in accordance with Article IX and upon such Distribution in kind, such Securities shall be deemed to have been sold at such value on the date of Distribution and the proceeds of such sale shall be deemed to have been distributed to the Members for all purposes of this Agreement.

            (g) With respect to any Distribution, a portion of which is to be made in kind and a portion of which is to be made in cash, such in-kind and in-cash portions shall be distributed to all Members on a pro rata basis to the extent reasonably practicable; provided that the Company shall endeavor to accommodate the wishes, to the extent practicable, of those Members desiring to receive all (or a disproportionate amount) of such Distribution in kind or in cash, as the case may be, to the extent possible, with a priority as to cash for any Member which, upon the advice of counsel, determines that any Distribution would more likely than not cause such Member to be in violation of any Law applicable to such Member, as contemplated by the immediately following paragraph.

            (h) Notwithstanding anything to the contrary contained elsewhere in this Agreement, the Company shall not distribute any securities in kind to any Member if the Distribution would cause such Member or its Affiliates to be in violation of any Law applicable to such Member. In the event a Member shall, upon the advice of counsel, determine that any Distribution would more likely than not cause such Member to be in violation of any applicable Law, such Member shall deliver to the Company a notice to such effect within ten (10) Business Days from the date of the notice to the Member of the proposed Distribution of Securities in kind. In any such case, the Company shall use reasonable efforts to cause such Securities (and only such allocable portion of such Securities) to be sold to a third party, who may be another Member, for the best consideration available under the circumstances and to distribute the cash proceeds thereof to such affected Member. No such sale to a third party shall relieve any Member of its obligations hereunder. In the event such a sale cannot be achieved on commercially reasonable terms and within a commercially reasonable time period following the proposed Distribution, the obligation of the Company shall be extinguished by establishing an escrow account for the benefit of any affected Members into which shall be deposited such Securities, which account shall be liquidated at such time as a sale can be accomplished, provided, that if any Member is not reasonably satisfied with the establishment of such escrow account and does not elect to participate in such escrow arrangements, the Company shall, at the direction of such objecting Member, transfer such Member's pro rata share of the Securities in accordance with instructions given by such objecting Member. Securities held in any escrow account shall continue to earn dividends or interest, as the case may be, and to carry all rights attributable to such Securities, and shall be deemed for all purposes of this Agreement to have been distributed to the Members to whom, and at such time as, such Securities would have been distributed but for this Section 8.4(h).

            (i) For the avoidance of doubt, amounts paid by or on behalf of the Company pursuant to the Services Agreement and the Clearing Agreement shall not be considered Distributions for purposes of this Agreement.

      8.5 Withholding. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, Distribution or allocation by the Company shall be treated as amounts paid by the Company. Such amounts shall in turn be allocated to and treated as distributed to the Members for all purposes under this Agreement. The Company is authorized to withhold from payments, Distributions or allocations to the Members and to pay over to the appropriate federal, state, local or foreign government any amounts required to be so withheld. Subject to Section 3.1(a)(xxiii), the CEO shall allocate any such amounts to the Members in respect of whose Distribution or allocation the tax was withheld and shall treat such amounts as actually distributed to such Members.

                                   ARTICLE IX
                                   ----------
                                    VALUATION
                                    ---------

      9.1   Valuation.

            (a) Basic Valuation. The Company will determine the Market Value of the Assets, and will cause JHYT to determine the Market Value of Assets held by JHYT (other than the Brokerage Assets) no less frequently than quarterly.

            (b) Brokers' Commissions and Other Expenses of Sale. For the purposes of valuation of any Securities, except a Security sold but for which payment has not been received, it shall not be necessary to deduct from the value of an asset brokers' commissions or other expenses that would be incurred upon a sale thereof.

            (c) Valuation Binding. Any valuation of a Security made or approved by the Company or JHYT in accordance with this Agreement shall be binding and conclusive upon all of the Members and upon all those Persons who hold a beneficial interest in a Member, absent manifest error.

                                   ARTICLE X
                                   ---------
                                BOOKS AND RECORDS
                                -----------------

      10.1  Books, Records and Financial Statements.

      At all times during the existence and continuance of the Company, the Company shall maintain separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company in accordance with GAAP consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member's interest as a member of the Company. Upon the request of a Member, the Company shall promptly deliver to the requesting Member, at the expense of the Company, a copy of any information which the Company is required by law to so provide.

      10.2  Reports.

            (a)   The Company shall cause to be prepared and distributed to each
Member:

                  (i) within ninety (90) days after the end of each Fiscal Year, such information as is necessary to complete the Member's United States federal and state income tax or information returns, including a copy of the

Company's United States federal, state and local income tax or information returns for the year;

                  (ii) within fifty-five (55) days after the end of each Fiscal Year, annual audited financial statements prepared in accordance with GAAP and meeting all applicable requirements of the SEC;

                  (iii) within 17 Business Days after the end of each of the first three Fiscal Quarters and the end of each Fiscal Year a financial report proposed in accordance with GAAP containing statements of operations and cash flows, changes in Members' Capital Accounts and changes in the Company's Assets for the period then ended; and

                  (iv) any additional information that may reasonably be required by any such Member to enable it to comply with the accounting and disclosure requirements of the SEC as in effect from time to time, which information shall be provided to such Member promptly upon request; provided that this Section 10.2 shall not be deemed to require or permit the Company to disclose to any Member other than Jefco and its Affiliates the positions in Securities held by the Company.

            (b) The parties intend that the Security positions of the Company and any Subsidiary, including JHYT, should not be subject to aggregation with the Security positions of any Member or its Affiliates. After consultation with counsel, the Board and the CEO shall adopt such procedures as they determine to be appropriate and in compliance with applicable Law for this purpose.

      10.3 Accounting Method. For both financial and tax reporting purposes and for purposes of determining profits and losses, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate for the Company's business.

      10.4 Audit. The annual financial statements of the Company shall be audited by a firm of independent certified public accountants with relevant experience, selected by the Board, with such audit to be accompanied by a report of such accounting firm containing its opinion. The cost of such audits will be an expense of the Company. A copy of any such audited financial statements and accountant's report will be made available for inspection by the Members.

                                   ARTICLE XI
                                   ----------
                                   TAX MATTERS
                                   -----------

      11.1  Tax Matters Member.

            (a) JGI is hereby designated as the "Tax Matters Member" of the Company for purposes of ss. 6231(a)(7) of the Code and shall have the power, subject to the provisions of Section 3.1(a)(xxii) to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.

            (b) The Tax Matters Member shall, promptly upon the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to each Member.

      11.2  Right to Make Section 754 Election. The Board, acting pursuant to
Section 3.1(a), may make or revoke, on behalf of the Company, an election in accordance with Code Section 754, so as to adjust the basis of Company property in the case of a Distribution of property within the meaning of Code Section 734, and in the case of a transfer of a Company interest within the meaning of Code Section 743. Each Member shall, upon request of the Board, supply the information necessary to give effect to such an election. Upon Transfer of a Member Interest, the Transferee may request that an election in accordance with Code Section 754 be made, in which event the Company, upon approval by the Board, shall make the election for the Fiscal Year in which such transfer occurs.

      11.3 Indemnity of Tax Matters Member. The Company shall indemnify and reimburse the Tax Matters Member for all reasonable expenses (including reasonable legal and accounting fees) incurred as Tax Matters Member pursuant to this Article XI in connection with any administrative or judicial proceeding with respect to the tax liability of the Members as long as the course of conduct of the Tax Matters Member is consistent with any instructions of the Board or, in the absence of such instructions, was in, or not opposed to, the best interest of the Company. The payment of all such expenses shall be made before any Distributions are made to the Members. The taking of any action and the incurring of any expense by the Tax Matters Member in connection with any such proceeding except to the extent provided herein (including without limitation Section 3.1(a)(xxii)) or required by applicable Law, is a matter in the sole discretion of the Tax Matters Member and the provisions on limitations of liability of the Tax Matters Member and indemnification set forth in Article XII shall be fully applicable to the Tax Matters Member in its capacity as such.

      11.4 Notices to Tax Matters Member. Any Member that receives a notice of an administrative proceeding under Code Section 6223 relating to the Company shall promptly notify the Company and the Tax Matters Member of the treatment of any Company item on such Member's federal income tax return that is or may be inconsistent with the treatment of that item on the Company's return. Any Member that enters into a settlement agreement with the Internal Revenue Service with respect to any Company item shall notify the Tax Matters Member of such agreement and its terms within sixty (60) days after its date.

                                  ARTICLE XII
                                  -----------
                          LIABILITY AND INDEMNIFICATION
                          -----------------------------

      12.1 Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in Contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person. Each Covered Person shall be entitled to rely in good faith on the advice of counsel, public accountants and other independent advisors experienced in the matter at issue, and any act or omission of any Covered Person in reliance on such advice shall in no event subject any Covered Person to liability to the Company or any Member.

      12.2  Indemnification.

            (a) The Company shall indemnify and hold harmless any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such Covered Person is or was a Member, Director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Covered Person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person did not act in good faith and in a manner which the Covered Person reasonably believed to be in or not opposed to the best interests of the Company (except as specifically contemplated by Section 4.2(a)), and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Covered Person's conduct was unlawful. The rights granted pursuant to this Section 12.2(a) shall be deemed contract rights, and no amendment, modification or repeal of this Section 12.2(a) shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings, appeals, inquiries or investigations arising prior to any such amendment, modification or repeal.

            (b) The Company shall have power to indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the Person is or was an agent of the Company, or is or was serving at the request of the Company as an agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company (except as specifically contemplated by Section 4.2(a)), and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Person's conduct was unlawful.

            (c) To the extent that a Covered Person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) of this section, or in defense of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including reasonable attorneys' fees) actually and reasonably incurred by such Covered Person in connection therewith.

            (d) Except as otherwise provided in Section 12.2(c), any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Person indemnified is proper in the circumstances because the Person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a Person who is a Covered Person at the time of such determination, (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the unanimous vote of the Managing Members.

            (e) Expenses (including attorneys' fees) incurred by a Person indemnified pursuant to this Section 12.2 in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in this section. Such expenses (including attorneys' fees) incurred by former Covered Persons or other Persons may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 12.2 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Directors' resolution, agreement, vote of Members or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                                  ARTICLE XIII
                                  ------------
                    DISSOLUTION, LIQUIDATION AND TERMINATION
                    ----------------------------------------

      13.1 Dissolution Generally. Except as provided in this Agreement and by the Delaware Act, no Member shall have the right to cause the dissolution of the Company.

      13.2 Continuation. Except as provided in this Agreement, the Company shall not be dissolved or terminated by the incapacity of any Member as such, the Transfer by any Member of its Member Interest, the redemption of the Member Interests of any Member or the admission of a New Member.

      13.3 Events Causing Dissolution. The Company may be dissolved only upon the occurrence of one of the following events:

            (a) by written consent of the Managing Members to the dissolution of the Company;

            (b) following the redemption or Conversion of the Member Interest of a Managing Member, by the other Managing Member in its sole discretion;

            (c) by written consent of the Series A Members to dissolve the Company, at any time after the sixth anniversary of the Closing Date;

            (d) by a majority of the Board to dissolve the Company, at any time;

            (e) by a decree of judicial dissolution under Section 18-802 of the Delaware Act;

            (f) by the Technical Withdrawal of a Managing Member, unless the other Managing Member elects to continue the Company within thirty days following notice of such Technical Withdrawal; or

            (g) at the time there are no Members unless the Company is continued without dissolution in accordance with this Agreement or the Delaware Act.

      13.4  Events of Bankruptcy of Member.

            (a) Without limiting the generality of Section 13.3, but except as otherwise provided in Section 13.3(e), the occurrence of any of the events set forth in this Section 13.4 with respect to any Member shall not result, in and of itself, in the dissolution of the Company. Such Member shall cease to be a member of the Company, but shall, however, retain its interest in allocations and Distributions if and when any of the following events occurs (a "Technical Withdrawal"):

                  (i) such Member makes an assignment for the benefit of creditors;

                  (ii)  such Member files a voluntary petition in bankruptcy;

                  (iii) such Member is adjudged a bankrupt or insolvent, or there has been entered against such Member an order for relief, in any bankruptcy or insolvency proceeding;

                  (iv) such Member files a petition or answer seeking for such Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                  (v) such Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Member in any proceeding of the type described in this Section 13.4;

                  (vi) such Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Member or of all or any substantial part of the properties of such Member, including without limitation the appointment of a trustee pursuant to the Securities Investor Protection Act of 1970; or

                  (vii) one hundred twenty (120) days after the commencement of any proceeding against such Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within ninety (90) days after the appointment without the consent or acquiescence of such Member, of a trustee, receiver or liquidator of such Member or of all or any substantial part of the properties of such Member, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated.

      13.5 Withdrawal of Members. A Member shall be deemed to have withdrawn from the Company upon (a) such Member's Technical Withdrawal, (b) the redemption in accordance with the terms hereof, of all of the Member Interests held by such Member or (c) the permitted Transfer by a Member of all of its Membership Interests. Except as set forth in this Section 13.5, no Member shall have the right to withdraw from the Company.

      13.6 Notice of Dissolution. Upon the dissolution of the Company, the Board shall promptly notify the Members of such dissolution.

      13.7  Liquidation.

            (a) Upon dissolution of the Company, (i) the Company shall immediately distribute the Brokerage Assets to Jefco in its capacity as a Series A Member and otherwise for the benefit of the Series A Members other than Jefco and (ii) Jefco shall immediately commence to wind up the Company's affairs; provided, that a reasonable time shall be allowed for the orderly liquidation of the Assets and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation; and provided further, however, that Jefco shall use commercially reasonable efforts to complete the liquidation of the Assets on or prior to the first anniversary of the dissolution of the Company.

            (b) Jefco shall distribute the proceeds of such liquidation and any other Assets (subject to the requirements of the Delaware Act and other applicable Law) in the following order of priority:

                  (i) first, to satisfy (whether by payment or reasonable provision for payment) of all of the debts, liabilities and obligations of the Company (including, without limitation, all amounts then due and payable under the Services Agreement and all expenses incurred in liquidation);

                  (ii) second, to the establishment of adequate reserves for the payment and discharge of all debts, liabilities and obligations of the Company, including contingent, conditional or unmatured liabilities, in such amount and for such term as Jefco as the liquidating trustee may reasonably determine; and

                  (iii) third, any remaining proceeds of liquidation, and any Assets to be distributed in kind, shall be apportioned among the Members, pro rata in accordance with their respective Percentage Interests; the amount apportioned to each Member shall be distributed as follows:

                        (1) First, 100% to such Member until such Member has received pursuant to this Section 13.7(a)(iii)(1) an amount equal to the excess of (a) its aggregate Capital Contributions over (b) amounts distributed to such Member that were in excess of Previously Undistributed Book Income;

                        (2) Thereafter, 80% to such Member and 20% to the Members holding Series A Interests, pro rata in accordance with the proportion of Series A Interests held by each such Member.

            (c) Jefco shall use all reasonable efforts to reduce the Assets of the Company to cash and to distribute cash upon liquidation to the Members. Subject to the foregoing, if any Assets are not reduced to cash, then Jefco (i) shall value such Assets pursuant to Article IX, (ii) shall allocate, in accordance with Section 4.6(f) and Article VIII, any unrealized gain or loss determined by such valuation to the Members' Capital Accounts as though the non-cash Assets had been sold on the date of distribution and (iii) shall, after giving effect to any such adjustment, treat the distribution of such non-cash Assets as equivalent to a distribution of cash in the amount determined by the appraisal of such Assets. No Member shall have any right to any specific Assets except as otherwise herein specifically provided. In making distributions of non-cash Assets under this Section 13.7(c), Jefco may distribute such Assets unequally among the Members to the extent necessary to avoid a Member receiving an Asset that it is prohibited from holding or that could result in adverse tax consequences to a Member; provided that such unequal distribution shall not affect the aggregate amount of Distributions to any Member.

            (d) Each of the Members shall be furnished with a statement prepared by, or under the supervision of, Jefco, which shall set forth the assets and liabilities of the Company as of the date of complete liquidation.

            (e) As soon as possible following application of the proceeds of liquidation and any Assets that are to be distributed in kind, any Member (or any other appropriate authorized person of the Company) shall execute a certificate of cancellation of the Certificate in the form prescribed by the Delaware Act and shall file the same with the Secretary of State of the State of Delaware.

      13.8 Termination. The Company shall terminate when all of the Assets have been distributed in the manner provided for in this Article XIII, and the Certificate shall have been canceled in the manner required by the Delaware Act.

      13.9 Claims of the Members. Members and former Members shall look solely to the Assets for the return of their Capital Contributions, and if the Assets remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company, the Servicer or any other Member.

                                   ARTICLE XIV
                                   -----------
                                  MISCELLANEOUS
                                  -------------

      14.1 Dispute Resolution. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in New York, New York, before a panel of three arbitrators. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures (the "Rules"). The arbitrators shall be selected pursuant to the Rules. Judgment resulting from the arbitration may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a New York state or federal court sitting in the City of New York, Borough of Manhattan. The arbitrator may, in issuing judgment in the arbitration, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys' fees of the prevailing party.

      14.2 Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or if sent by overnight courier or sent by facsimile (answerback confirmed) or by electronic mail, to the address set forth on Schedule A, or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, sent by nationally-recognized overnight courier or sent via facsimile (answerback confirmed) or electronic mail (if receipt is confirmed) or (ii) on the fifth (5th) Business Day following the date of mailing, if sent by certified mail.

      14.3 Entire Agreement. This Agreement (including any exhibits, schedules and other attachments hereto) together with the Related Agreements (including any exhibits, schedules and other attachments thereto) contains the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof. Each of the parties hereto further acknowledges and agrees that, in entering into this Agreement and entering into the Related Agreements (to the extent applicable), it has not in any way relied (and such reliance is hereby expressly disclaimed) upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement or the Related Agreements.

      14.4 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.

      14.5 Member Defaults; Waiver of Certain Damages. In addition to any specific remedies set forth herein, if any Member is in Default, the Company and any Non-Defaulting Member shall have the right to pursue, in a manner consistent with Section 14.1, such remedies as are available to the Company or such Member at law and in equity in connection with such Default; provided, that notwithstanding the foregoing or any other term or provision of this Agreement:

EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY LAW IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF, OR RELATING TO THIS AGREEMENT.

      14.6 Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Except as otherwise expressly set forth herein, neither this Agreement nor the rights and obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto.

      14.7 No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except the parties hereto, any rights or remedies under or by reason of this Agreement.

      14.8 Counterparts. This Agreement may be executed by facsimile and in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      14.9 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

      14.10 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      14.11 Consent to Jurisdiction. Each Member hereby submits to the exclusive jurisdiction of the courts of general jurisdiction of the State of New York, Borough of Manhattan and the federal courts of the United States of America located in the City of New York solely in respect of any proceeding in aid of arbitration, including, without limitation, the enforcement of an arbitral award issued pursuant to Section 14.1 and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding that such action, suit or proceeding may not be brought or is not maintainable in such courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Service of process with respect thereto may be made upon any Member by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Schedule A, provided that service of process may be accomplished in any other manner permitted by applicable Law.

      14.12 Waiver of Right to Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

      14.13 Amendments. This Agreement may be amended with the consent of the Managing Members; provided, however, that no such amendment may adversely affect the rights (a) of the Series A Members unless the Series A Members shall have consented thereto in writing, (b) of the Series D Members unless a majority in interest of the Series D Members shall have consented thereto in writing or (c) the Series E Members unless a majority in interest of the Series E Members shall have consented thereto in writing. Notwithstanding the foregoing provisions of this Section 14.13, the Board may amend this Agreement without the consent of the Members as follows: (i) to reflect changes made in the name of the Company;
(ii) to make changes to ensure that the Company will not be treated as an association taxable as a corporation for federal income tax purposes; (iii) to prevent the Company from being deemed to be an "investment company" subject to the provisions of the Investment Company Act; (iv) in connection with qualifying the Company to obtain limited liability under the laws of any state; (v) to prevent any material adverse effect to the Company or any Member arising from the application of legal restrictions (including ERISA or similar legislation) to any Member or the Company, subject to the requirement that the Members not be materially and adversely affected; (vi) to make a change that is necessary or desirable to cure any ambiguity or inconsistency and to make changes that will not be inconsistent with this Agreement to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any applicable Law or other rules or policies of any Self-Regulatory Organization or governmental authority having jurisdiction over the Company, in each case subject to the requirement that the Members not be materially and adversely affected; (vii) to make any changes that, in the reasonable opinion of the Board, will have no material adverse effect on the Members or on the Company; and (viii) to make any other change similar to the foregoing, subject to the requirement that the Members not be materially and adversely affected. Prior to entering into any amendment pursuant to this Section 14.13, the CEO shall notify the Members in writing of the material terms of such amendment.. In addition, the provisions of this Agreement (including Schedule A) specifically referred to in Sections 2.1(b), 2.5, 3.3(g), 4.6(e), 4.7(a)(5), 4.7(b), 8.1(c)
and 14.14 may be amended or deemed amended without the consent of the Members, in each case as provided therein.

      14.14 Side Letters. With the approval of the Board, the Company may enter into a separate agreement with any Member or prospective Member, the terms of which may vary the terms of this Agreement as they apply to such Member or prospective Member, provided that the terms of any such agreement would not be expected to materially and adversely affect any other Member.

                            [Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                    THE COMPANY:

                                    JEFFERIES HIGH YIELD HOLDINGS, LLC

                                    By:
                                       ---------------------------------------
                                        Name:
                                        Title:

                                    SERIES A MEMBER:

                                    JEFFERIES & COMPANY, INC.

                                    By:
                                       ---------------------------------------
                                        Name:
                                        Title:

                                    SERIES B MEMBERS:

                                    JEFFERIES GROUP, INC.

                                    By:
                                       ---------------------------------------
                                        Name:
                                        Title:

                                    JEFFERIES & COMPANY, INC.

                                    By:
                                       ---------------------------------------
                                        Name:
                                        Title:

                                    SERIES C MEMBER:

                                    LEUCADIA NATIONAL CORPORATION

                                    By:
                                       ---------------------------------------
                                        Name:
                                        Title:





  [Signature Page for Amended and Restated Limited Liability Company Agreement
                     of Jefferies High Yield Holdings, LLC]

                                    SERIES D MEMBER:

                                    JEFFERIES SPECIAL OPPORTUNITIES
                                    PARTNERS, LLC

                                    By:
                                       ---------------------------------------
                                        Name:
                                        Title:

                                    SERIES E MEMBER:

                                    JEFFERIES EMPLOYEES OPPORTUNITY FUND LLC

                                    By:
                                       ---------------------------------------
                                        Name:
                                        Title:





























  [Signature Page for Amended and Restated Limited Liability Company Agreement
                     of Jefferies High Yield Holdings, LLC]